                                                                   EXHIBIT 10.30

                             AMENDED AND RESTATED

                                     LEASE

                                      BY

                              WESTCHESTER ONE LLC

                                      TO

                         PRODIGY SERVICES CORPORATION

                               44 SOUTH BROADWAY

                            WHITE PLAINS, NEW YORK


              AMENDED AND RESTATED LEASE DATED SEPTEMBER 19, 1997

                                                   PRODIGY SERVICES CORPORATION
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                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

ARTICLE 1 PREMISES.........................................................   1

ARTICLE 2 USE..............................................................   2

ARTICLE 3 TERM.............................................................   2

ARTICLE 4 RENT.............................................................   5

ARTICLE 5 PREPARATION FOR OCCUPANCY, ENVIRONMENTAL
          MATTERS..........................................................   6

ARTICLE 6 REPAIRS AND MAINTENANCE..........................................   8

ARTICLE 7 SERVICES.........................................................   8

ARTICLE 8 IMPROVEMENTS AND ALTERATIONS.....................................  11

ARTICLE 9 SURRENDER........................................................  16

ARTICLE 10 INSPECTION......................................................  16

ARTICLE 11 CASUALTY........................................................  17

ARTICLE 12 FIRE INSURANCE..................................................  18

ARTICLE 13 CONDEMNATION....................................................  19

ARTICLE 14 TAXES...........................................................  21

ARTICLE 15 DEFAULTS........................................................  21

ARTICLE 16 HOLDOVER........................................................  23

ARTICLE 17 NOTICE..........................................................  23

ARTICLE 18 ASSIGNMENT; SUBLETTING..........................................  23

ARTICLE 19 QUIET ENJOYMENT.................................................  26

ARTICLE 20 ARBITRATION.....................................................  26

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ARTICLE 21 SUBORDINATION AND NON-DISTURBANCE................................  27

ARTICLE 22 RULES AND REGULATIONS............................................  27

ARTICLE 23 FLOOR LOAD, NOISE AND FURNISHINGS................................  27

ARTICLE 24 LAWS AND ORDINANCES..............................................  28

ARTICLE 25 CHANGE OF PUBLIC PORTIONS OF THE BUILDING........................  28

ARTICLE 26 RIGHT TO SHOW PREMISES...........................................  29

ARTICLE 27 MAINTENANCE OF BUILDING..........................................  29

ARTICLE 28 PARKING..........................................................  29

ARTICLE 29 WAIVERS..........................................................  30

ARTICLE 30 BINDING AGREEMENT................................................  30

ARTICLE 31 BROKER...........................................................  31

ARTICLE 32 LIABILITY INSURANCE..............................................  31

ARTICLE 33 STORAGE AREA.....................................................  31

ARTICLE 34 SIGNAGE..........................................................  32

ARTICLE 35 SATELLITE DISH...................................................  32

ARTICLE 36 SECURITY DEPOSIT.................................................  32

ARTICLE 37 LOADING DOCKS....................................................  34

ARTICLE 38 PREVAILING PARTY.................................................  35

ARTICLE 39 FORCE MAJEURE....................................................  36

ARTICLE 40 MISCELLANEOUS....................................................  36

EXHIBIT A. .................................................................  38

EXHIBIT B. LEGAL DESCRIPTION................................................  39

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EXHIBIT C. OPERATING EXPENSE ESCALATION...................................... 40

EXHIBIT D. REAL ESTATE TAX ESCALATION........................................ 43

EXHIBIT E. TITLE EXCEPTIONS.................................................. 45

EXHIBIT F. CERTIFICATE OF OCCUPANCY.......................................... 46

EXHIBIT G. LIST OF PRODIGY COMPETITORS....................................... 47

EXHIBIT H. JANITORIAL SPECIFICATIONS......................................... 48

EXHIBIT I. SECURITY AND FIRE ALARM SYSTEMS:.................................. 51
         Security............................................................ 51
         Automatic Fire, Smoke and Communication System...................... 51
         Fire Alarm System Operation......................................... 51

EXHIBIT J. SECURITY DEPOSIT SCHEDULE......................................... 53

EXHIBIT K. HEATING, VENTILATING AND AIR CONDITIONING......................... 54

AMENDED AND RESTATED LEASE, made the 19th day of September, 1997 between WESTCHESTER ONE LLC, a New York limited liability company, having its principal office at 700 White Plains Road, Scarsdale, New York 10583 (hereinafter referred to as "Landlord"), and PRODIGY SERVICES CORPORATION, a Delaware corporation having an address at 445 Hamilton Avenue, White Plains, NY 10601 (hereinafter referred to as "Tenant").

WHEREAS Landlord and Tenant entered into a Lease dated August 14, 1997 relating to space at the building known as Westchester ONE located at 44 South Broadway, White Plains, NY; and

WHEREAS Landlord and Tenant desire to amend and restate such Lease as herein-after set forth.

          NOW, THEREFORE, Landlord and Tenant agree as follows:


                              ARTICLE 1 PREMISES

          Landlord hereby leases to Tenant, and Tenant hereby hires and takes from Landlord (i) approximately 82,356 square feet of rentable space consisting of the entire 8th and 9th floors, (herein referred to as the "Office Space") and
(ii) up to 7,000 square feet of rentable storage area on Lower Level 3 as provided in Article 33 hereof (the "Storage Area"), together with the parking spaces as provided in Article 28 (collectively the "Premises"), in the building known as Westchester ONE, consisting of approximately 851,769 square feet of rentable office area and parking structure (collectively the "Building"), which is situated on real property (the land), located at 44 South Broadway, in the City of White Plains, County of Westchester, State of New York 10601, a legal description of which is attached hereto as Exhibit B, together with the right of access to Tenant, its employees, agents, invitees and servants, in common with all others lawfully entitled thereto, on, over and through the common areas of said Building.

          Landlord represents and warrants as a further condition of this Lease that it has good marketable fee title to the Building and the land (subject only to the exceptions set forth on Exhibit E attached hereto) and has the right to enter into this Lease upon the terms hereof; that the provisions of this Lease do not conflict with or violate the terms of existing mortgages, security deeds, deeds of trust, easements, licenses, permits, leases, contracts or other such agreements, that the Premises and the common areas of the Building, including, without limitation the parking structure, and the uses thereof for the purposes specified in this Lease are in conformity with all applicable legal requirements, including, without limitation, zoning and planning ordinances, and do not violate applicable restrictions.


                                 ARTICLE 2 USE

          The Premises may be used and occupied by Tenant for general offices, sales, display, storage and use of Tenant's products and equipment, engineering, education and training, parking of cars, kitchen, and all other uses incidental and related thereto. The Premises may not be used for purposes of a retail store.

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          If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Landlord shall cooperate with Tenant (at Tenant's expense) and shall join with Tenant, if necessary, in any application with respect to obtaining or renewing any permit necessary in connection with any use permitted herein.

          Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building (the "Certificate of Occupancy"), a copy of which is attached hereto as Exhibit F, and in the event that any department of the City of White Plains, the County of Westchester or the State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon written notice from Landlord or any governmental authority, immediately discontinue such use of the Premises, subject to Tenant's right to contest such contention or declaration or right to require that Landlord do so. Landlord represents and warrants that the uses specified in this
Article 2 will not violate the Certificate of Occupancy in effect on the date of this Lease. Landlord covenants not to do (or give its permission to do) any act which would cause the Certificate of Occupancy to be amended in such a way that the uses specified in this Article 2 would, as a result thereof, be in violation of such amended Certificate of Occupancy.

          So long as Prodigy Services Corporation is the Tenant under this Lease and actually occupies at least fifty percent (50%) of the Office Space of the Premises, Landlord shall not lease other space in the Building to those entities listed in Exhibit G.


                                ARTICLE 3 TERM

          Initial Term: The initial term of this Lease shall commence upon execution of this Lease (the "Commencement Date") and shall expire on December 31, 2004, or on such earlier date upon which the term of this Lease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law (the "Initial Term").

          Extension: Provided Tenant is not then in default under the terms of this Lease beyond any applicable notice and grace period, and further provided that this Lease has not heretofore been terminated pursuant to the provisions hereof, Tenant shall have the option to renew this Lease for two additional terms of five years each (the "Renewal Terms"), commencing upon the expiration of the Initial Term, and the first Renewal Term, respectively. The options to renew shall be of no force and effect unless exercised by Tenant giving written

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notice to Landlord not later than eighteen (18) months prior to the expiration of the Initial Term and the first Renewal Term, respectively.

     The Base Rent payable during a Renewal Term shall be at 100% of the fair market rental value of the Premises determined as of the date of agreement between Landlord and Tenant or the decision of the arbitrators as provided below. The Base Rent shall be determined by agreement in writing between Tenant and Landlord within forty-five (45) days after the giving of Tenant's notice of exercise of its right to a Renewal Term. In the event Tenant and Landlord fail to agree within such 45-day period, the Base Rent shall be determined by arbitration, in accordance with the procedures set forth below, on the basis of the then fair market rental value of the Premises. In determining fair market rental value the arbitrators shall take into consideration the following items:
(A) all costs payable by Landlord in respect of the Renewal Term to Tenant whether in the form of commission or rent abatement; (B) all costs Landlord will avoid paying that would be incurred by Landlord (similar to costs incurred by other landlords of similar buildings in the White Plains Central Business District at the time of such determination) in the event that Landlord leased the Premises to a third party, including, without limitation, (i) rent concessions granted to a third party tenant, and (ii) costs to alter space for third party tenants; and (C) the length of the Renewal Term. The base tax year
(i) during the first Renewal Term shall be the calendar year 2005 and (ii) during the second Renewal Term shall be the calendar year 2010. The base year with respect to operating expenses (i) during the first Renewal Term shall be the calendar year 2005 and (ii) during the second Renewal Term shall be the calendar year 2010. Pending determination of the Base Rent for a Renewal Term, Tenant shall pay on a monthly basis the Base Rent and additional rent payable by Tenant immediately prior to the commencement of the Renewal Term in question. The sums paid as Base Rent by Tenant during the Renewal Term prior to determination of the renewal rent as provided in this Article shall be subject to adjustment at such time as the renewal rent is determined pursuant to this Article and any amount owed to Tenant shall be applied to the next installments of Base Rent or additional rent hereunder and any amount owed to Landlord shall be paid by Tenant to Landlord within fifteen (15) days after such determination.

     In the event of arbitration as set forth above, each party shall select a real estate appraiser in Westchester County to act as arbitrator and shall notify the other party of its selection within ten (10) days next following the expiration of the 45-day period described above. If either party shall fail to make a selection within the 10-day period, the other party shall have the right to select an appraiser of its choice to act as the second arbitrator. Following the selection of the first two arbitrators, the two arbitrators so chosen shall have an additional period of fifteen (15) days to reach an agreement as to the matter in question. In the event the two arbitrators fail to agree within such 15-day period, they shall select a third arbitrator. The selection of the third arbitrator shall be made and notice given to the parties within ten (10) days of the expiration of the 15-day period described in the preceding sentence. If the two arbitrators fail to agree on the selection of a third arbitrator, the arbitrator shall be selected by The American Arbitration Association or its successor organization (the "AAA") and application to the AAA shall be made immediately. Each arbitrator selected or designated under this paragraph

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shall be unaffiliated with either Landlord or Tenant, and shall be a person who is a member of the American Society of Real Estate Appraisers (or successor thereto) with at least fifteen (15) years experience in the valuation of fair market rentals in office buildings in Westchester County. Following the selection of the panel, the panel shall fix a date, time and place in the City of White Plains and the State of New York, for a hearing to determine the matter in question. The hearing shall commence within fifteen (15) days of the selection of the panel, and the panel shall give notice to each party of the hearing within five (5) days of the selection of the panel.

          The conduct of the arbitration hearing shall be governed by the following provisions:

     (i) The decision of a majority of the arbitration panel shall be binding on the parties;

    (ii) The introduction of evidence at the hearing shall be governed by informal rules of evidence, subject to the discretion of the panel of arbitrators, and the arbitrators shall have the right to thoroughly inspect the Building and the Premises and to obtain and require the introduction into evidence of any other information normally required for the appraisal of comparable leasehold interests;

   (iii) Neither party shall have the right to appeal from the decision of the panel, except on a showing of fraud, misrepresentation or lack of due process;

    (iv) The expenses and fees for each of the first two arbitrators shall be paid by the party required to choose the a arbitrator. The fees and expenses of the third arbitrator shall be divided equally between the parties;

     (v) The panel shall determine the then fair market rental value of the Premises. The panel's determination shall be limited to a determination of the Base Rent, and the panel shall not have the right to change or alter the payment or amount of additional rent required to be paid by the Tenant pursuant to this Lease.

    (vi) The panel shall conduct and conclude the hearing within a period of thirty (30) days, and shall render its decision within fifteen (15) days of the last day of the hearing.

    If this Lease shall be renewed in accordance with the provisions hereof, it shall be so renewed upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease (and all of Landlord's representations and warranties shall be true and correct on the commencement date of each Renewal Term as if made thereon), except that following the

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expiration of the first Renewal Term there shall be only one further renewal period and following the expiration of the second Renewal Term, there shall be no further renewal periods. In addition, the phrases "the term of this Lease", "the expiration date" and "the term hereof", as used in this Lease shall be construed to include, when the context so requires, the Renewal Terms.

                 Unless otherwise expressed, the word term, when used herein, shall be deemed to include the Renewal Terms.


                                 ARTICLE 4 RENT

                 During the Initial Term, Tenant shall pay to Landlord an annual base rent (the "Base Rent") as follows:

                 Office Space: One Million Nine Hundred Ninety Seven Thousand
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         One Hundred Thirty Three Dollars ($1,997,133.00) a year, to be paid in advance in monthly installments of One Hundred Sixty Six Thousand Four Hundred Twenty Seven Dollars and Seventy Five Cents ($166,427.75) for the period from the Commencement Date of Lease through December 31, 1999; and

                 Two Million One Hundred Sixty One Thousand Eight Hundred Forty Five Dollars ($2,161,845.00) a year, to be paid in advance in monthly installments of One Hundred Eighty Thousand One Hundred Fifty Three Dollars and Seventy Five Cents ($180,153.75), for the period from January 1, 2000 through December 31, 2001; and

                 Two Million Three Hundred Twenty Six Thousand Five Hundred Fifty Seven Dollars ($2,326,557.00) a year, to be paid in advance in monthly installments of Two Hundred Seventeen Thousand Four Hundred Fourteen Dollars and Sixty Cents ($193,879.75), for the period from January 1, 2002 through December 31, 2004.

                 Storage Area: Annual rent equal to the number of rentable
                 ------------
         square feet in the Storage Area multiplied by Twelve Dollars ($12) per rentable square foot, to be paid in advance in monthly installments.

                 All Base Rent and additional rent shall be paid by Tenant to Landlord without set off, deduction or abatement of any kind except as specifically provided in this Lease.

                 Tenant shall be entitled to abatements of the entire monthly Base Rent for the Premises during the period from the Commencement Date through December 31, 1997 (the "Abatement Period"), provided that Tenant shall not be in default beyond any applicable notice and grace period under any term or condition of this Lease at any time during such period; Tenant shall not be entitled to an abatement of, or credit against, (i) any additional rent due

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pursuant to the terms of this Lease, including any additional rent due pursuant to Exhibits C and D of this Lease, and (ii) for electric energy pursuant to
Article 7(E) of this Lease. Tenant shall also pay for all janitorial services provided to the portion of the Premises for which janitorial services are necessary during an abatement period commencing on the date Tenant takes occupancy of the Premises in accordance with Landlord's normal charges therefor which are currently $1 per rentable square foot a year plus the cost of expendable supplies and paper products for the Premises.

                 If Tenant shall be in default under any term or condition of this Lease beyond any applicable notice and grace period, at any time during the Abatement Period, the abatement of Base Rent during such Abatement Period, as the case may be, shall be suspended as of the date of expiration of any applicable notice and grace period for such default. If Tenant cures the default which resulted in the suspension of the abatement of Base Rent during an Abatement Period, then the abatement of Base Rent during such Abatement Period, as the case may be, shall resume as of the date such default is cured and shall continue until Tenant realizes the full amount of the abatement of Base Rent or the rent credit, as the case may be, unless and until the provisions of this paragraph would again apply.

                 Base Rent and additional rent for any period of less than one month shall be apportioned based on the number of days in that month.


          ARTICLE 5 PREPARATION FOR OCCUPANCY; ENVIRONMENTAL MATTERS

                 Except as provided in the next paragraph, Tenant is leasing the Premises "as is" on the date hereof.

                 Prior to December 15, 199?. Landlord shall, at its expense, install solar control window film on those windows of the Office Space which do not already have such window film in good condition.

                 Landlord represents and warrants to Tenant that:

                         (i)   To the best of Landlord's knowledge, no Hazardous
Materials exist in the Premises, the Building or on, under or about the land and/or the improvements thereon.

                         (ii)  Landlord and, to the best of Landlord's
knowledge, no other owner, tenant or occupant of the Premises, the Building and/or the land, has used, treated, generated, stored, produced, disposed, spilled, leaked or released Hazardous Materials in the Premises, the Building or on, under, or about the land and/or the improvements thereon.

                         (iii) Landlord and, to the best of Landlord's
knowledge, no other owner, tenant or occupant of the Premises and/or the land, has transported or caused, permitted or

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arranged for the transportation of, Hazardous Materials to or from the land and/or the improvements thereon.

                         (iv)  No proceeding has been instituted and, to the
best of Landlord's knowledge, no proceeding is threatened, by any party or governmental body in any way relating to the existence of Hazardous Materials in the Premises, the Building or on, under or about the land and/or the improvements thereon.

                         (v)   To the best of Landlord's knowledge, neither the
land nor the improvements ever erected thereon have been used as a dry cleaner and/or laundry, gas station, landfill, garbage dump or the like.

                         (vi)  No Laws governing the use, disposal, storage,
generation or treatment of Hazardous Materials have been violated by Landlord and, to the best of Landlord's knowledge, any previous owner and/or occupant of Premises, the Building, the land and/or improvements thereon.

                         (vii) To the best of Landlord's knowledge, there are no
underground storage tanks on, under or about the Building other than heating fuel oil tanks, which comply with Laws.

                 For purposes of this Article 5 the term (a) Hazardous Materials
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means any and all hazardous or toxic substances or wastes (so categorized by any
Law), petroleum or crude oil or any constituent, fraction or product thereof, other than heating fuel oil (which is maintained in compliance with Laws); asbestos, any polychlorinated biphenyls, and (b) Laws means any and all Federal,
                                                 ----
state or local laws, rules, ordinances and regulations (including, without limitation, judicial and administrative interpretations of any thereof) enacted or promulgated and applicable to (i) Landlord, (ii) any prior owner or occupant of the Building or land, or (iii) the land and/or the improvements thereon including, without limitation, the Comprehensive Environmental Response, Compensation and Liabilities Act, as amended, and the Resource Conservation and Recovery Act. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all claims, losses, costs or expenses Tenant may incur, directly or indirectly, by virtue of (i) a breach of the foregoing representations and warranties or (ii) the existence of any Hazardous Materials in the Premises, the Building or the land except if such existence results from any acts of Tenant.


                       ARTICLE 6 REPAIRS AND MAINTENANCE

                 a. Throughout the term of this Lease, Tenant shall, at its own cost and expense, take good care of the Premises and the Landlord's fixtures and appurtenances therein, and shall maintain all equipment that it installs, including, but not limited to, all Landlord supplied fixtures, equipment and furnishings therein; make all repairs to the interior of the

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Premises as are used exclusively by Tenant and which lie wholly within the Premises, excepting (I) those matters described in Article 6 (B) below which shall be made by Landlord at Landlord's expense; (II) structural repairs which shall be made by Landlord, at Landlord's expense, unless caused by Tenant in which case such repairs shall be made by Landlord at Tenant's reasonable expense, and (III) exterior repairs such as repairs to foundations, supporting walls, roof, uprights, beams and other structural members which shall be made by Landlord. Landlord, upon written request from Tenant, shall perform the foregoing obligations of Tenant and Tenant shall pay to Landlord the reasonable expense incurred by Landlord for performing such obligations.

                 b. Landlord, at its own cost and expense, shall keep in good working order the base Building systems, including the heating, ventilating and air conditioning system, sprinkler system and plumbing systems, the common areas, elevators, roofs, parking garage equipment, parking structure and driveway, fire alarm systems, Building security, landscaping and electrical systems (including the electric meters installed in the Premises as provided in Article 7(E)), so as to adequately provide service, as provided for in this Lease.

                 c. Landlord shall comply with the Americans With Disabilities Act, as amended, (the "ADA") in all material respects with regard to the common areas of the Building. The costs of construction relating to such compliance shall be borne by Landlord and shall not be included in operating expenses for purposes of the Lease. However the costs of maintaining any facilities constructed to comply with ADA shall be included in operating expenses for purposes of this Lease, subject to the terms of Exhibit C. Tenant shall, at its expense, comply with ADA in all material respects with regard to the Premises, including any bathrooms.


                              ARTICLE 7 SERVICES

                 Landlord shall, at its own cost and expense, furnish to Tenant the following services utilities, supplies and facilities.

                 a. Controlled access to the Building twenty-four (24) hours a day, seven (7) days a week.

                 b. Non-attendant passenger elevator service and, subject to the provisions of clause (H) below, freight elevator service, twenty four (24) hours a day, seven (7) days a week in common with other tenants of the Building.

                 c. Heat, ventilation and air conditioning in accordance with Exhibit K, attached hereto and made a part hereof, on the Building's business days from 8:00 A.M. to 6:00 P.M. and when requested by Tenant on Saturdays from 8:00 A.M. to 1:00 P.M. and, at the Tenant's request, at all other times as hereinafter provided in this Article.

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                 Building holidays shall include the following:

                         (1)      New Years Day
                         (2)      President's Day
                         (3)      Memorial Day
                         (4)      Independence Day
                         (5)      Labor Day
                         (6)      Thanksgiving Day
                         (7)      Christmas Day
                         (8) Any other day recognized as a National Holiday on a non-recurring basis.

                 Landlord agrees to furnish heat, ventilation, and air conditioning beyond the above-stated hours at a reasonable rate determined by Landlord which rate shall be calculated by Landlord in the same manner for all tenants in the Building and which will reflect Landlord's cost for fuel, electric and labor, plus an additional fee of ten percent (10%), provided that notice requesting such service is delivered to Landlord in writing before noon on a business day when such service is required for that evening, and by noon of the preceding business day when such service is required on a Saturday, Sunday or Building holiday.

     Notwithstanding the foregoing, Landlord shall, at its own cost and expense, furnish heat, ventilation and air conditioning on President's Day from 8:00 A.
M. To 6:00 P.M.

                 Landlord's rate of supplying such additional services shall be paid by Tenant or, Alternatively, shall be shared proportionately between Tenant and other tenants, if any, located in the same HVAC zone who have also requested the benefit of such service at the same time as Tenant. Landlord shall bill Tenant on or before the last day of the month following the month in which such charges are incurred, and shall submit with its invoice a tabulation of the hours and the dates on which the overtime HVAC was furnished. Tenant shall reimburse Landlord therefor within thirty (30) days after receipt of the invoice and such other data supporting the charges as Tenant may reasonably request.

                 d. Cleaning and janitor service, including removal of normal office paper refuse and rubbish, as defined in Exhibit H, except that Landlord shall have responsibility to provide only normal office cleaning services as set forth in Exhibit H for any portion of the Premises used as a health club, kitchen or cafeteria as permitted by this Lease. When requested by Tenant, Landlord shall provide supplemental cleaning service, porter service, light maintenance and other similar services for Tenant, at competitive rates and at a cost to be agreed upon by the parties. Landlord shall separately invoice Tenant on a monthly basis for such additional services. Tenant shall also pay Landlord's cost (at competitive rates) for all expendable cleaning supplies and paper products used for the Premises.

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                 e. Landlord shall furnish electric energy to Tenant, up to the capacity currently allocated to the Premises, for Tenant's use of such lighting and other electrical fixtures, appliances and equipment as Tenant may use in the Premises and shall furnish the Building with sufficient electric energy to operate a first class office building. In the event any additional electrical service is necessary beyond the capacity currently allocated to the Premises, Landlord shall provide the same at Tenant's reasonable expense. Tenant shall reimburse Landlord for the actual cost to Landlord (without mark-up) of electrical current consumed within the Premises. Landlord has installed separate electric meters on the 8th and 9th floors to measure Tenant's actual KWH consumption of electricity and any repair or replacement of such meters shall be at Landlord's expense. Any additional electric meters required by Tenant shall be installed by Landlord at Tenant's expense. In the event the meters installed on a floor measure consumption of space in addition to the Premises, then Landlord shall make a reasonable allocation of the measured electricity allocable to the Premises. Landlord shall invoice Tenant on a monthly basis for such electricity less amounts previously paid pursuant to the next sentence and Tenant shall pay such invoice within thirty (30) days. Tenant shall pay to Landlord each month in advance an amount equal to $.0625 per rentable square foot of space in the Premises as an estimate of the actual cost of such electric current with appropriate adjustment made following the determination of the actual cost of such electric current for such month. In the event of any scheduled disruption of electric service by Landlord, Landlord shall give Tenant at least 24 hours notice of such scheduled disruption.

         In the event Tenant receives any benefit or concession from the State of New York, the City of White Plains or any utility company for electric energy by reason of its occupancy of the Premises, Landlord and Tenant shall cooperate to assure that Tenant receives such benefit or concession.

                 f. Landlord shall furnish water to Tenant for bathrooms, pantries, sprinkler systems and drinking fountains at no expense to Tenant.

                 g. Removal of ice, snow and other debris from the sidewalks, driveways, and parking area, curbs and other common areas.

                 h. Access to adequate facilities, including common areas and elevators during tenancy, for Tenant's loading, unloading, delivery and pickup activity, twenty-four (24) hours a day, seven (7) days a week, except that Tenant shall pay Landlord's actual cost for any personnel needed to operate the freight elevator outside of normal business hours (which shall be the times and days specified in paragraph (C) of this Article 7).

                 i. Fire detection and fire protection and security for the Premises and the Building area twenty-four (24) hours a day, seven (7) days a week, in accordance with Exhibit I.

                 j. Parking facilities as provided in this Lease.

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                 All rekeying of locks to the entrances to the Premises on each floor after the initial rekeying shall be performed by Landlord, at Tenant's reasonable expense, consistent with the existing master key system.


                     ARTICLE 8 IMPROVEMENTS AND ALTERATIONS

                 a. Tenant may from time to time, at its expense, make such alterations (herein called "Alterations") in and to the Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Premises, provided and upon condition that: (a) the outside appearance of the Building shall not be affected; (b) the Alterations are non-structural; (c) the Alterations are to the interior of the Premises and no part of the Building outside of the Premises shall be affected; (d) the proper functioning of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected and the usage of such systems by Tenant shall not be increased beyond the capacity of such systems allocated to the Premises; (e) before proceeding with any Alteration which will cost more than $250,000 (exclusive of the costs of decorating work and items constituting Tenant's Property), as estimated by a reputable contractor, Tenant shall submit to Landlord for Landlord's approval plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord's approval; (f) for any Alteration which requires Landlord's approval hereunder, Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord in (i) reviewing said plans and specifications and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the reasonable fees of any architect or engineer employed by Landlord for such purpose; (g) before proceeding with any Alteration which will cost more than $250,000 (exclusive of the costs of decorating work and items constituting Tenant's Property), as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York), each in an amount equal to one hundred twenty-five percent (125%) of such estimate cost and in form reasonably satisfactory to Landlord, or (ii) such other security as shall be reasonably satisfactory to Landlord, it being understood that no such bond or other security shall be required in the event the cost of the Alteration is covered by Landlord's Contribution (as described below) or Tenant's net worth at such time is more than one hundred (100) times the cost of the Alteration; and (h) Tenant shall fully and promptly comply with and observe the rules and regulations of Landlord then in force with respect to construction at the Building. The provisions of clauses (e), (f) and (g) above shall not apply to the performance by Tenant of any decorative or cosmetic work such as painting, wallpapering or carpeting. The Alterations shall not, in the reasonable opinion of Landlord, weaken or impair (temporarily or permanently) the structure or materially lessen the value of the Premises or the Building either during the performance of the Alterations or upon its completion. Within ten (10) business days of receipt of the plans and specifications, Landlord shall notify Tenant, in writing, of either Landlord's approval thereof or the reasons why Landlord's approval will not

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be given. If Landlord does not, within such ten (10) day period, give its approval or notify Tenant of the reasons why Landlord's approval will not be given, then such approval shall be deemed to have been given. Performance of the Alterations requiring approval of plans and specifications may commence upon Tenant's receipt of Landlord's written approval of the plans and specifications and the delivery by Tenant to Landlord of all then required permits and certificates of insurance from Tenant and all parties performing the Alterations.

         No approval of plans or specifications by Landlord, or consent by Landlord allowing Tenant to perform Alterations, or any inspection of Alterations made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with any legal requirements or requirements of the New York Board of Fire Underwriters, or the requirements of any carrier of insurance maintained by Tenant or with the certificate of occupancy for the Building nor shall it be deemed to relieve Tenant from complying with any provision of this Lease. However, approval of such plans or specifications by Landlord shall constitute Landlord's acknowledgment that the Alterations shown on such plans and specifications will not affect Landlord's obligations under this Lease provided the Alterations are performed in accordance with the plans and specifications. Notice is hereby given that neither Landlord nor Landlord's agents shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit.

                 b. Tenant, at its expense, shall obtain all necessary governmental permits, licenses, approvals and certificates, including underwriter certificates, for the commencement and prosecution of Alterations and shall promptly deliver duplicates of these to Landlord and shall cause Alterations to be performed in compliance therewith and with all applicable law and requirements of public authorities and with all applicable requirements of insurance ?????? Landlord shall cooperate with Tenant (at Tenant's expense) with respect to Tenant's obtaining the necessary permits, licenses, approvals and certificates. Upon completion of the Alterations, Tenant shall obtain any necessary certificates of completion (including, but not limited to approvals by the City of White Plains Department of Buildings) and shall promptly deliver original copies of these to Landlord. Landlord agrees to cooperate with Tenant to obtain such certificates. Alterations shall be diligently performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, using new materials and equipment substantially equal in quality and class to the then standards for the Building established by Landlord. Alterations shall be performed in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair, operation cleaning, security or management of the Building or the Building's equipment; and if any such additional expense shall be incurred by Landlord, including without limitation, the expense of providing additional electricity or electrical hook-ups or freight elevator service, as a result of Tenant's performance of any Alterations, Tenant shall pay such additional expense upon demand. Landlord shall furnish to Tenant in writing a reasonably detailed explanation for any such additional expense. Any dispute between Landlord and Tenant regarding such additional expenses shall be resolved by arbitration in accordance

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with Article 20 of this Lease. Tenant shall not make unreasonably loud noise during Business Hours on Business Days in or about the Premises in performing the Alterations.

                 c. Tenant agrees that it will employ, or cause to be employed, only unionized contractors and sub-contractors in connection with the performance of the Alterations. All contractors and subcontractors must be approved of, in advance, by Landlord and will be subject to the provisions of this Lease and the Rules and Regulations of the Building. Landlord hereby agrees not to unreasonably withhold its approval of such contractors. Tenant's failure to comply with this requirement shall constitute a default under this Lease. Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's reasonable opinion, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Tenant or Landlord or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

                 d. Throughout the performance of any Alterations, Tenant, at its expense, shall carry, or shall cause its contractors to carry, workmen's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its agent shall be named as parties insured, in such amounts as Landlord may reasonably require, and excess liability in an amount not less than a $5,000,000 single limit per occurrence, with insurers reasonably satisfactory to Landlord. Landlord's insurance requirements shall not be in excess of those generally required in the City of White Plains by owners of buildings similar to the Building in connection with alterations of a nature similar to those to be performed by Tenant. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals there after during the continuance of Alterations.

                 e. If any Alterations shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant's Property, such fixtures, equipment or other property shall be promptly replaced at Tenant's expense with new fixtures, equipment or other property of like utility and at least comparable value unless Landlord shall otherwise expressly consent.

                 f. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Department of Buildings of the City of White Plains or any other public authority having or asserting

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jurisdiction. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation.

                 g. In no event shall Tenant cause or allow a lien for labor or materials to be filed against the Premises or the Building. If Tenant shall allow such lien to be filed, then, within twenty (20) days after notice to Tenant of the filing of such lien, Tenant shall discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and, if Tenant fails to do so, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, upon ten (10) days prior written notice to Tenant, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent and shall be paid on demand.

                 h. During the performance of Alterations, as long as the freight elevator(s) is in operating condition, Tenant shall not use the passenger elevators (and if the passenger elevators may be so used, Tenant shall take all necessary measures to protect the same from damage, and shall repair any damage, caused by any such use). Tenant may notify Landlord that it desires to use the freight elevator after Business Hours on Business Days or on non-Business Days; such notice must be given twenty four (24) hours in advance in the case of such use after Business Hours on Business Days and by 9:00 a.m. of the immediately preceding Business Day in the case of such use on non-Business Days. Except in the case of an emergency; Landlord shall make all reasonable efforts to make the freight elevator available to Tenant at the requested times. If Landlord provides a person to operate the freight elevator for Tenant's dedicated use of the freight elevator in accordance with the applicable policy of the Building, then Tenant shall pay Landlord's normal charges for use of the freight elevator after Business Hours on Business Days and on non-Business Days.

                 i. Upon completion of Alterations, Tenant shall furnish to Landlord a detailed set of "as-built" drawings for Alterations, all final lien waivers from all general contractors and subcontractors and, in the case of any Alteration affecting the HVAC, an air balancing report by Tenant's engineer acceptable to Landlord together with all other documents reasonably requested by Landlord.

                 j. All such trade and other fixtures heretofore or hereafter made or installed by Tenant shall remain the property of Tenant and in case of damage or destruction thereto by fire or other causes, Tenant shall have the right to recover the value thereof as its own loss from any insurance company with which it has insured the same, or to claim an award in the event of condemnation, notwithstanding that any of such things might be considered a part of the Premises. Tenant may remove all or any of such fixtures at any time during the term provided Tenant repairs, at its expense, any damage caused by such removal. In the event Tenant does

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not remove such fixtures after the expiration or earlier termination of this Lease, such fixtures shall be deemed to be abandoned and Landlord may do as it desires with respect thereto, at Landlord's cost. However, at Landlord's request, Tenant shall remove, at Tenant's expense, any stairways, vaults, kitchen equipment (and related plumbing and ventilation), any equipment which penetrates any floor or any other above Building standard fixtures (collectively the "Equipment") which Equipment was installed by, or at the direction of, Tenant or a subtenant and which Landlord notified Tenant, at the time of Landlord's approval of plans and specifications, shall be removed by Tenant upon the termination or expiration of this Lease. Tenant shall restore any penetration of a floor created by or at the direction of Tenant or by a subtenant. Tenant shall not be required to restore any other portion of the Premises on which any such equipment was located and Tenant shall have no other restoration obligation not expressly set forth above.

                 K. Landlord shall, at Tenant's expense, perform the demolition work in the Premises necessary to prepare the Premises for Tenant to do the Tenant Fit-Up of the Premises. Such expense to be paid by Tenant shall not exceed One Hundred Eighty One Thousand One Hundred Eighty Three Dollars and Twenty Cents ($181,183.20), plus the actual cost of trash disposal. If Tenant becomes entitled to a Landlord's Contribution referred to below, such expense shall be deducted therefrom, otherwise such expense shall be paid by Tenant to Landlord.

         Tenant has agreed to retain Landlord to perform the initial Tenant Fit-Up in accordance with a separate agreement which agreement shall reflect competitive prices for the performance of the Initial Tenant Fit-Up.

         Landlord shall contribute up to Thirty Eight Dollars ($38.00) per rentable square foot of the Office Space of the cost of the initial Tenant Fit-Up of the Premises ("Landlord's Contribution"). The costs of the Tenant Fit-Up for which Landlord's Contribution may be used shall include the construction shown on the plans and specifications approved by Landlord and up to Five Dollars ($5.00 of Landlord's Contribution may be used by Tenant for soft costs. If the cost of the Tenant Fit-Ups exceeds Thirty Eight Dollars ($38.00) per rentable square foot, Tenant shall pay such excess costs. At any time Tenant requests reimbursement from Landlord, whether for expenses incurred in, without limitation, preparing plans and specifications, obtaining necessary governmental permits or approvals, or performing the actual Tenant Fit-Up, Tenant shall present Landlord with a receipt of the amount Tenant disbursed in connection with said request and with a signed statement stating that the amount requested, plus all sums previously requested, does not exceed the amount of Landlord's Contribution, and certifying that the cost to complete the Tenant Fit-Up does not exceed the remaining amount of Landlord's Contribution. Tenant shall not submit requests for reimbursements more often than twice per calendar month and Landlord shall pay any proper request for reimbursement within ten (10) days after receipt of such request. Tenant may incur costs and expenses greater than Landlord's Contribution but all such costs and expenses shall be borne solely by Tenant.

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                               ARTICLE 9 SURRENDER

                 At the expiration of this Lease, Tenant shall surrender the Premises in good order and condition, reasonable wear and tear, damage by fire, other casualty and the elements and repairs which Landlord is required to make herein excepted. Subject to Article 8 hereof, all alterations, additions, and improvements in or upon the Premises or the Building made by either party shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination or other expiration of the term hereby granted. All furniture and furnishings, including, without limitation, unattached carpets, rugs, business machines and equipment, apparatus and any other movable property installed by Tenant, or at the expense of Tenant, shall remain the property of Tenant, and Tenant shall remove all or any part thereof at any time prior to the expiration of the term of this Lease, in which case Tenant shall repair any damage caused by such removal (normal wear and tear excepted). Any property of Tenant which remains in the Premises after the expiration of the term of this Lease shall be deemed to have been abandoned by Tenant and may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. Tenant shall pay Landlord for the cost of removing any such property, except as otherwise provided in Article 8 hereof.

                 Subject to Article 8 hereof, Tenant will repair all damage or injury to the Premises or the fixtures, appurtenances and equipment therein, or to the Building, caused by Tenant's installation or removal of furniture or other personal property or resulting from the negligence or willful act of the Tenant, its contractors, licensees, agents or visitors, or vandalism that has been directed at Tenant; provided, however, that any damage caused by Landlord or its contractors, employees or agents shall be restored by Landlord at its expense.


                              ARTICLE 10 INSPECTION

                 Landlord shall, upon advance oral notice to Tenant, (except in an emergency), have the right upon prior reasonable notice (i) at all reasonable times during business hours, to enter the Premises to inspect the same, and (ii) at all times, to make repairs or replacements therein as required by this Lease, or as may be necessary, provided, however, that Landlord shall use all reasonable effort not to disturb Tenant's use and occupancy of the Premises and Landlord shall not store equipment or materials on the Premises except in connection with any on-going repairs.

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                               ARTICLE 11 CASUALTY

                 If the Building is damaged by fire or any other cause, the following provisions shall apply:

                 a. If (i) the damage is to such extent that the cost of restoration, as estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the office area of the Building (exclusive of foundations) in its condition just prior to the occurrence of the damage and Tenant's access or use of the Premises is materially affected, or (ii) fifty percent (50%) or more of the Premises is rendered untenantable and, in either case such damage is estimated by Landlord to take longer than 180 days to repair (such estimation to be in writing and given to Tenant by no later than fifteen (15) days after such damage), Landlord or Tenant may, not later than the sixtieth (60th) day following the later of (a) the date such estimation notice is given, and (b) the date of the damage, give the other a notice stating that it elects to terminate this Lease. If neither party timely elects to cancel, Landlord shall immediately commence to repair and restore the damage and perform such work in a good and workmanlike manner using materials of equal or better quality than those that existed immediately prior to such damage. If, at the end of 180 days after the date of such damage, Landlord determines that it will take longer than a further ninety (90) days to repair (which Landlord shall advise Tenant of, in writing, within five (5) days after the completion of the first 180 day-period), or the damage is not actually repaired within two hundred seventy (270) days after such damage, Tenant may give Landlord a notice stating that it expects to terminate this Lease. If the restoration would not be completed at the time when there is at least fifteen months remaining in the then term (including any Renewal Term with respect to which Tenant has properly and validly exercised its option therefor), Landlord may give Tenant a notice to terminate this Lease, except that Tenant may nullify Landlord's notice to terminate by exercising, within thirty (30) days after Landlord's notice, the right to elect, if available, a Renewal Term under Article 2 hereof. If the restoration would not be completed at the time when there is at least two years remaining in the then term (including any Renewal Term with respect to which Tenant has properly and validly exercised its option therefor), Tenant may give Landlord a notice to terminate this Lease. If any such notice of termination shall be given: (i) this Lease shall terminate on the third day after the giving of said notice; (ii) Tenant shall surrender possession of the Premises within a reasonable time thereafter; and (iii) the Base Rent and additional rent shall be apportioned as of the date of such damage based on the portion of the Premises rendered untenantable and any rent paid for any period beyond said date shall be repaid to Tenant.

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                 b. If the cost of restoration, as estimated by Landlord, shall amount to less than thirty percent (30%) of said replacement value of the office area of the Building or if less than fifty percent (50%) of the Premises is rendered untenantable, or if, regardless of the amount of damage, the damage can be repaired within one hundred eighty (180) days, or if despite the time or cost Landlord and Tenant do not elect to terminate this Lease, Landlord shall restore the Building and the Premises as provided in the second sentence of Subparagraph A above, provided, however, if such restoration is not completed within two
        --------  -------
        hundred seventy (270) days of the damage Tenant shall be entitled to terminate this Lease upon notice to Landlord and the terms set forth in the final sentence of Subparagraph A above shall apply

                 Landlord need not restore fixtures, improvements or other property of Tenant including the Tenant Fit-Up (as defined in Article 8).

                 In any case in which the use of or access to the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in rent, depending on the period for which and the extent to which the Premises are not reasonably accessible or usable for the purposes for which they are leased hereunder. The words "restoration" and "restore" as used in this Article shall include repairs.


                            ARTICLE 12 FIRE INSURANCE

                 Landlord shall, from and after the date of the execution of this Lease, maintain insurance (from insurance companies licensed to do business in the State of New York with a rating which is typically required by an institutional lender for properties similar to the Building and located in the White Plains Central Business district) covering the Building and Premises on an all-risk basis against loss or damage by boiler explosion, fire, and against damage from sprinkler leakage, in amount sufficient to meet the co-insurance requirements of the policies, but not less than the full insurable value of the Building, exclusive of the architectural and engineering fees, excavation, footings and foundations. The term "full insurable value" shall mean herein the cost of replacement.

                 Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss to the extent insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective party. Each party shall obtain any special endorsements, if required by its insurer, to evidence compliance with the aforementioned waiver and shall bear the cost of any additional premium charges resulting therefrom.

                 Tenant shall have the obligation to comply with the rules and regulations of the Board of Fire Underwriters and with applicable legal requirements only as the same pertain to

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the specific manner in which the Tenant shall use and occupy the Premises; and Landlord covenants to comply with the same in all other circumstances. Landlord represents and warrants that as of the date hereof neither the Board of Fire Underwriters nor its insurer has made any demand or recommendations in connection with the Building with which Landlord has not complied in all material respects.


                             ARTICLE 13 CONDEMNATION

                 a. If, at any time during the term, the whole of the Premises shall be taken for any public or quasi-public use under any statute, or by right of eminent domain, or if any part of the Premises shall be so taken and the remaining part shall be insufficient for the conduct of Tenant's business as contemplated by this Lease in substantially the same manner as immediately prior to the taking, or any part of the Building shall be taken so that access to the Premises is materially impaired, or if more than thirty percent (30%) of the parking structure shall be taken, then, in such event, the term hereby granted and all rights of Tenant, except as hereinafter reserved, shall immediately cease and terminate as of the date of such taking, and the Base Rent and additional rents shall be apportioned and paid to the time of such termination. In case of any such taking, whether involving the whole or any part of the Premises, the entire award shall be paid to Landlord, except for the value of the improvements to the Premises installed at Tenant's own expense (regardless of whether the improvements shall be or become the property of Landlord under the terms of this Lease), plus the value of its fixtures and for moving and relocation expenses. If allowed by law, Landlord and Tenant may each file separate claims and the award, if a joint one, shall be apportioned between Landlord and Tenant in the same proportion as the claim established by each in said proceeding bears to the entire award for the land, the Building and the property and interest of Tenant covered by Tenant's claim, subject nevertheless to the claim or claims, if any, of the holder of any mortgage to which this Lease shall be subject and subordinate, on Landlord's portion of the award; but if the public or governmental authority exercising such right of eminent domain or otherwise shall refuse to permit separate claims to be proved and established by Landlord and Tenant and/or to distribute said award as above provided, Landlord shall prosecute all claims for damages on behalf of Landlord and Tenant, and, after deducting all reasonable legal and other expenses incurred incident thereto, Landlord shall apportion the balance of said award in accordance with this Article. In the event this Lease is not canceled as provided above, Landlord shall restore the Building as promptly as practicable.

                 b. In the event that only a part of the Premises shall be so taken and if the part not so taken shall be reasonably sufficient to enable Tenant to continue the conduct of its business in substantially the same manner as prior to the taking on and in the remaining Premises, this Lease shall remain unaffected, except:

                    (1) Tenant shall be entitled to a pro rata reduction of Base Rent and additional rents payable hereunder, based on the proportion which the area

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of the Premises prior to such taking, provided that consideration shall be given to the respective values of the area so taken, and the area not so taken, and any dispute with respect to the amount of the reduction shall be resolved by arbitration in the manner provided in this Lease;

                 (2) The entire award for a partial taking shall be paid to Landlord which, at its own expense, shall restore the affected part of the Building to substantially the same condition and tenantability as existed prior to the taking, including all of Tenant's alterations. Tenant shall have no claim against Landlord for any part thereof, except such as shall relate to Tenant's special installations and Tenant's improvements of the Premises installed at Tenant's expense (regardless of whether such improvement shall be the Landlord's property under the terms of this Lease), the value of its fixtures and moving or relocation expenses to the extent that the same are not restored by Landlord as provided in the preceding sentence. If such partial taking shall occur in the last year of the term of this Lease (including any Renewal Term with respect to which Tenant has properly and validly exercised its option therefor), either party, irrespective of the area of the space remaining may elect to terminate this Lease and the term hereby granted, provided such party shall, within thirty
(30) days after having received notice of such taking, give notice to that effect, and upon the giving of such notice, this Lease and the term hereby granted shall expire and come to an end (except that Tenant may nullify Landlord's notice to terminate by exercising, within thirty (30) days after Landlord's notice, the right to elect, if available, a Renewal Term under
Article 2 hereof) upon the earlier of (i) the actual date of vesting of ?? and
(ii) the expiration of thirty-five (35) days following the date of said notice of taking. The Base Rent and additional rents shall be apportioned and paid to such earlier date. If either party shall so elect to end this Lease and the term hereby granted, the entire award for partial condemnation shall be paid to Landlord, and Tenant shall have no claim against Landlord for any part thereof, except such as shall relate to Tenant's special installations and Tenant's improvements of the Premises installed at Tenant's expense (regardless of whether such improvement shall be the Landlord's property under the terms of this Lease), the value of its fixtures and moving or relocation expenses.

                 (3) In the event the part so taken is, in Landlord's reasonable opinion, not disruptive to Tenant's continuance of its business (in the manner and for the purpose previously conducted) in the remainder of the Premises, the question shall be submitted to arbitration.

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                                ARTICLE 14 TAXES

                 Landlord shall bear the cost of, and pay when due and otherwise, before any of the same shall be in default or carry interest or penalties for late payment, all real estate taxes, assessments and other governmental charges which shall be levied or assessed or which become liens upon the Premises, land or Building during the term. Landlord reserves the sole right to contest or review any real estate tax levied by legal proceedings against the taxing authorities in such manner as Landlord may deem suitable and appropriate. In the event the taxes are reduced, Tenant shall receive its proportionate share of such reduction or refund (after reasonable expenses of obtaining such reduction or refund) by reason of any reduction in the assessed valuation. The obligations contained in this provision shall survive the expiration or earlier termination of this Lease.

                 In the event Tenant receives any benefit or concession from the State of New York or the City of White Plains for real estate taxes by reason of its occupancy of the Premises, Landlord and Tenant shall cooperate to assure that Tenant receives such benefit or concession.


                               ARTICLE 15 DEFAULTS

                 a. If Tenant shall default in the payment of the rent reserved herein and said default shall continue for ten (10) days after written notice of non-payment from Landlord to Tenant, this Lease shall fully and completely expire on the tenth day from the date said notice is given, as though the Lease and ????? herein had ended on said date, it being ???????? understood and agreed that the payment of rent shall be of the essence of this agreement. If Tenant shall default in the performance of any other term or condition of this Lease and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord specifying such default, and thereafter shall continue beyond such period as may be reasonably necessary to correct such default and the Tenant is not diligently occupied in correcting the same, or, if the Premises shall be vacant or abandoned and Tenant shall cease paying rent, then, and in any such event, Landlord may give ten (10) days' notice of intention, to end the term of this Lease and then upon the expiration of said ten (10) days the term of this Lease shall, unless Tenant has cured such default, expire as fully and completely as if that day were the day herein definitely fixed for the expiration of said term, and Tenant shall then quit the Premises and surrender the same, but shall remain liable as hereinafter provided.

                 b. If the notices provided in the above paragraph shall have been given and the term hereof shall expire as aforesaid, then Landlord may, in accordance with applicable law, re-enter the Premises and dispossess Tenant and the legal representatives of Tenant, or other occupants of the Premises, by summary proceedings or other actions permitted by law, and remove their effects and hold the Premises as if this Lease had not been made; and Tenant

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hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

          c. In case of such re-entry, expiration and/or dispossess by summary proceedings or other actions permitted by law, (i) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such reasonable expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage and/or putting the Premises in good order for re-rental; (ii) Landlord may relet the Premises or any part or parts thereof, either in its own name or otherwise, for a term or terms which may, at its option, be shorter or longer than the period which would otherwise have constituted the remainder of the term of this Lease to such extent as Landlord, in Landlord's reasonable judgment, considers advisable and necessary to relet the same; and (iii) Tenant, or its successors, shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform its covenants contained herein, any deficiency between the rent hereby reserved, and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the remainder of the term hereof provided, however, if such expiration occurs at a time when Tenant still has a right to cancel this Lease under Article 34 hereof, Tenant's liability shall be limited to the Base Rent and additional rent which would have been paid by Tenant had Tenant exercised such cancellation right. In computing such liquidated damages there shall be added to said deficiency such reasonable expenses as Landlord may incur in connection with reletting such as legal expenses, attorneys' fees, brokerage and for keeping the Premises in good order for reletting. Any such liquidated damages shall be paid in monthly installments on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, at its option, may make such alterations, repairs, replacements and decorations to the Premises as Landlord, in its reasonable judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations and decoration shall not operate or be construed to release Tenant from liability thereunder. in the event of a breach beyond any applicable notice and grace periods or threatened breach by tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

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                               ARTICLE 16 HOLDOVER

          If Tenant remains in the Premises for more than thirty (30) days beyond the expiration of the term of this Lease, or as it may have been extended, such holding over in itself shall not constitute a renewal or extension of this Lease, but in such event, a tenancy from month to month shall arise at a monthly rent equal to the greater of (i) 150% of the Base Rent and additional rent payable by Tenant during the last month of the term of this Lease, and (ii) the fair market rental value of the Premises.

                                ARTICLE 17 NOTICE

          Any notice or demand by Tenant to Landlord shall be in writing and shall be served personally or by registered or certified mail, or Federal Express or other reputable overnight delivery service which provides evidence of receipt addressed to Landlord at the above address, until otherwise directed in writing by Landlord, and any notice or demand by Landlord to Tenant shall be served personally or by registered or certified mail, or Federal Express or other reputable overnight delivery service addressed to Tenant, if before occupancy of the Premises, at 445 Hamilton Avenue, White Plains, NY 10601 Attn:
General Counsel, and, if after occupancy, at the Premises, or to such other persons or at such other addresses as Tenant shall advise Landlord in writing. Notices given by registered or certified mail or hand delivery shall be deemed given when received or refused. Notices given by overnight mail shall be deemed given on the next business day after such notice is sent.

                       ARTICLE 18 ASSIGNMENT; SUBLETTING

          Tenant may assign this Lease in whole or in part or sublet all or any part of the Premises at any time during the term hereof, without the consent of Landlord but with notice to Landlord, to its parent or any of its subsidiaries, divisions or affiliates, or to any partnership, corporation or other entity with which it may become merged or affiliated, or to which its business may be transferred, or which may be in replacement or succession of itself (the "Permitted Transferees") except that an assignee must have a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of the net worth of Tenant on the date of the assignment and the net worth of Tenant on the date of this Lease and no such assignment or sublet shall release Tenant from its obligations under this Lease. Otherwise, Tenant may assign this Lease in whole or in part or sublet all or any part of the Premises at any time during the term hereof, with the consent of Landlord, which consent shall not be unreasonably withheld or delayed, subject to the right of the Landlord to cancel this Lease in the event of an assignment or subletting other than to a Permitted Transferee, subject to and as hereinafter provided. Except where no consent is required, Tenant shall give Landlord twenty (20) days' notice of its intent to assign or sublet and shall give the name of the tenant who shall occupy the space and use proposed by said tenant. Landlord shall have twenty (20) days after

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receipt of said notification to notify Tenant, in writing, of its election to permit the assignment or subletting or to cancel this Lease as it relates to the space proposed to be sublet (in which case Base Rent and additional rent shall be correspondingly reduced), or to cancel this Lease in the extent of a proposed assignment. Failure of Landlord to give notice to Tenant of its election, approval or disapproval, within said twenty (20) day period shall constitute consent to Tenant's proposed assignment or sublet, as the case may be. If Landlord permits Tenant, by written consent or by operation of this Article, to make such assignment or subletting, Tenant shall remain responsible for the faithful performance of all of the covenants, terms and conditions hereof on the Tenant's part to be performed.

          If Tenant shall receive any consideration from an assignee for or in connection with the assignment of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) Tenant shall account to Landlord therefor and shall pay over to Landlord fifty percent (50%) of such consideration as shall be paid to Tenant by the assignee after deduction of the reasonable costs of brokerage commissions, attorneys, advertising, promotion and marketing costs, the costs of fitting out the Premises for an assignee, fees and other reasonable and customary costs incurred by Tenant in connection with such assignment.

          If Tenant shall sublet the Premises, or any part thereof, to anyone for a rent which for any period shall exceed the Base Rent and additional rent payable under this Lease for the same period, Tenant shall pay Landlord, in equal monthly installments as additional rent hereunder, fifty percent (50%) of any rents, additional charges or other considerations paid under the sublease to Tenant by the sublessee which is in excess of such rent accruing under this Lease during the term of the sublease (hereinafter referred to an "Excess Sublease Rent"). For purposes of determining the Excess Sublease Rent (i) there shall be included any consideration from a sublessee for or in connection with the sublease (including, but not limited to sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), and (ii) there shall be deducted from the excess of the rent payable under the sublease over the Base Rent and additional rent payable under this Lease, the reasonable costs of brokerage commissions, attorneys' fees, advertising, promotion and marketing costs, costs of subdividing the sublet space the costs of fitting out the sublet space for a sublessee, and other reasonable and customary costs incurred by Tenant in connection with such subletting, until such costs have been recovered by Tenant. In computing Excess Sublease Rent, an appropriate proration of the Base Rent and additional rent accruing under this Lease shall be made with respect to a subletting of less than all of the Premises. If a demising wall needs to be constructed between the subleased premises and the remainder of the Premises, Landlord shall perform such construction at Tenant's expense.

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          Tenant covenants and agrees that in any case where Tenant claims Landlord is unreasonably withholding its consent, Tenant shall not make any claim against Landlord for damages but shall be restricted to seeking equitable relief in any arbitration proceeding, pursuant to the provisions of this Lease except that Tenant may seek equitable relief from the Supreme Court of the State of New York (or other court of competent jurisdiction) in the event equitable relief would not be available in an arbitration proceeding or as needed on an emergency basis.

          No subleasing permitted hereunder shall release or relieve Tenant from its obligations fully to perform all of the terms, covenants and conditions of this Lease on its part to be performed. The affiliates to whom Tenant subleases all or a portion of the Premises may not sub-sublease or assign any of their rights under such subleases except in compliance with this Article.

          With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

          i. No subletting shall be for a term ending later than one day prior to the expiration date of this Lease.

          ii. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

          iii.  There shall be no more than three (3) subtenants in the ninth
(9th) floor of the Premises and no more than three (3) subtenants in the eighth floor of the Premises.

          iv. So long as there is other space available in the Building, no subletting shall be permitted to other tenants in the Building or to prospective tenants with whom Landlord has negotiated regarding the rental of space in the Building within the prior six (6) months.

          5. Tenant shall not advertise in material distributed to the public at rental rates below Landlord's then current or asking rate for comparable space in the Building.

          The provisions of this Article shall not apply to an assignment of this Lease to an entity to which substantially all of Tenant's assets are transferred, provided that in such event

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such assignee has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of the net worth of Tenant on the date of the assignment and the net worth of Tenant on the date of this Lease.

          If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant or its affiliates or subsidiaries, whether or not in violation of this Lease, Landlord may, after default by Tenant, the giving of any required notice, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord shall apply the net amount collected to the Base Rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article 18, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment or subletting or use or occupancy by others not expressly permitted by this Article. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants, but as including also licensees and others claiming under or through Tenant, immediately or remotely.


                           ARTICLE 19 QUIET ENJOYMENT

          Tenant, on paying the rent and performing the covenants of this Lease on its part to be performed, may peaceably and quietly have, hold and enjoy the Premises for the term of this Lease and any extension hereof.


                             ARTICLE 20 ARBITRATION

          All disputes with respect to this Lease, or any determination by Landlord regarding the time necessary to restore damage under Article 11 hereof or the percentage of the Building damaged or the percentage of the Premises rendered untenantable, or any claims by Tenant against Landlord under this Lease (including without limitation any claim that Landlord is unreasonably withholding, delaying or conditioning its consent), or any claims by Landlord by reason of Tenant's default under this Lease other than any proceeding commenced by Landlord to obtain possession of the Premises or any claim by Tenant for actual or constructive eviction from the Premises, shall be settled by arbitration in the City of White Plains, State of New York, in accordance with the then governing procedural rules of the American Arbitration Association or any successor thereto (the "AAA"). The decision of the arbitrator or arbitrators shall be final, conclusive and binding upon the parties, and a judgment may be obtained thereon

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in any court having jurisdiction. Landlord and Tenant each shall pay one-half of the cost and expense of such arbitration.

                  ARTICLE 21 SUBORDINATION AND NON-DISTURBANCE

          Tenant agrees that this Lease is subordinate to any mortgage or mortgages and to any ground or superior leases, that now are or hereafter may be placed upon the Building and to any and all advances to be made thereunder and to the interest thereon and all renewals, replacements, consolidations and extensions thereof, and Tenant shall execute such further instrument or instruments as shall be reasonably requested by Landlord to evidence such subordination, all provided that the mortgagee or mortgagees named in any such mortgage or mortgages, or other holder or holders thereof, and all ground and superior leases shall first agree, in writing, in form and substance reasonably acceptable to Tenant, that so long as Tenant is not in default hereunder after the expiration of all applicable notice and grace periods, and this Lease has not been terminated by reason of such default, Tenant's leasehold estate, use, possession tenancy and occupancy hereunder and that of its successors, assigns and subtenants shall remain undisturbed and shall survive any and all such steps, motions, proceedings or judgments. Landlord shall, within thirty (30) days of the date hereof, obtain and deliver to Tenant from any mortgagee, ground or superior lessor a subordination and non-disturbance agreement in form and substance reasonably acceptable to Tenant and, if Landlord is a party thereto, Landlord.

                        ARTICLE 22 RULES AND REGULATIONS

          Tenant shall abide by and observe such reasonable rules or regulations as may be promulgated from time to time by Landlord for the operation, safety, security and maintenance of the Building, provided that the same are in conformity with common practice and usage in similar Buildings, are not inconsistent with the provisions of this Lease, apply to, and will be applied uniformly against, all tenants and occupants of the Building, and a copy thereof is sent to Tenant.

                  ARTICLE 23 FLOOR LOAD, NOISE AND FURNISHINGS

          a. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord warrants and represents each office floor of the Premises has a live load capacity of 80 lbs. per square foot.

          b. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to the

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Premises to such a degree as to be objectionable to Landlord in Landlord's reasonable judgment, shall be placed and maintained by Tenant, at Tenant's expense, in setting of cork, rubber or spring-type vibration eliminators sufficient to eliminate and/or reduce such noise or vibration to a level reasonably acceptable to Landlord.

          c. To the extent reasonably possible, Tenant's improvements, alterations, equipment, furnishings and fixtures, shall be of non-combustible and non-toxic material.


                         ARTICLE 24 LAWS AND ORDINANCES

          Tenant shall, at its expense, comply with all laws, orders, ordinances and regulations of federal, state, county and municipal authorities and with any direction made pursuant to law of any public officer or officers which shall, with respect to the occupancy, use or manner of use of the Premises, or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising specifically from Tenant's occupancy, use or manner of use of the Premises or any installations made therein. Except to the extent caused by Tenant, nothing contained herein shall obligate Tenant to make any structural repairs or alterations to the Premises as a result of a change in laws or a change in the interpretation of a current law and any such repairs or alterations so necessitated shall be performed by Landlord at its expense. Landlord shall comply with all laws, orders, ordinances and regulations of federal, state, county and municipal authorities having jurisdiction, with respect to the Building and land.

          Except to the extent the Tenant Fit-Up will remedy any noncompliance for the restrooms located in the Premises, Landlord represents and warrants that are on the date of this Lease, the Premises comply in all material respects with all laws, orders, ordinances and regulations of federal, state, county and municipal authorities having jurisdiction.


              ARTICLE 25 CHANGE OF PUBLIC PORTIONS OF THE BUILDING

          Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefore, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building, provided such changes do not derogate Tenant's rights under the terms of this Lease, adversely affect the first class nature of the Building or materially reduce Tenant's access to the Building, the Premises or the parking structure.

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                        ARTICLE 26 RIGHT TO SHOW PREMISES

          During the eighteen (18) months prior to the expiration of the term of this Lease, Landlord may exhibit (when accompanied by a representative of Tenant, who shall be made available during normal business hours) the Premises to prospective tenants, subject to giving adequate advance notice to Tenant.

                       ARTICLE 27 MAINTENANCE OF BUILDING

          Landlord covenants that during the term of this Lease it shall maintain, repair and operate the Building to the standards of a modern, first class office building in the White Plains, N.Y. Central Business District, but in no event less than the maintenance, repair and operation standards of the Building on the date of this Lease.

                               ARTICLE 28 PARKING

          Landlord shall provide and maintain for the use of the Tenant's employees, customers, agents and invitees, striped, paved and non-reserved parking spaces sufficient to accommodate up to one hundred sixty five (165) cars in the parking structure. Tenant shall have access to the parking structure twenty-four (24) hours a day, seven (7) days a week. Landlord shall provide Tenant with one hundred sixty five (165) passes for Tenant's employees which will permit Tenant's employees entry to and from the parking structure. Any replacement passes will be furnished by Landlord at Tenant's reasonable expense. There will be no charge for parking for the one hundred sixty five (165) passes.

          Landlord shall provide, throughout the term of this Lease, lighting in the parking structure in accordance with standards for a structured parking structure for a Class A office building.

          Tenant may obtain additional spaces for parking in the parking structure from Landlord, if available, upon the following terms and conditions:

          (i) The fee for each space shall be at Sixty Dollars ($60) per space per month;

          (ii) Tenant shall give Landlord ten (10) days' advance written notice whenever it desires to obtain any of such additional parking spaces; and

          (iii) Landlord shall have the right from time to time, upon sixty (60) days' written notice to Tenant, to recapture any or all of the additional parking spaces from Tenant.

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acknowledges that such additional parking spaces are allocated by Landlord for use by in other portions of the Building and that Landlord makes no representation to Tenant, any of such additional parking spaces will be available to Tenant, or (b) if any of such XXXXXX parking spaces are made available to Tenant, that Tenant will be able to continue to each spaces during the term of this Lease without Landlord exercising its right of recapture divided in clause (iii) above.

          In the event Tenant needs more parking than provided for above, Tenant demands that there are municipal parking lots located near the Building and Tenant's use of would be subject to a separate agreement between Tenant and the City of White Plains.

          Landlord may, but is not obligated to, build additional parking facilities in the of the Building. In such event, then (a) if Landlord recaptures the additional parking as provided in clause (iii) above, Tenant may make arrangements with Landlord for using additional parking facilities, and (b) if Tenant is using municipal parking garage as provided preceding paragraph, Tenant may make arrangements with Landlord for using the XXXXXXX parking facilities. Tenant may obtain additional parking spaces in such additional facilities from Landlord upon the following terms and conditions:

(i) Tenant may obtain up to one hundred sixty five (165) additional parking spaces; and

(ii) The fee for each such additional parking space shall be Landlord's normal charge therefor, but not in excess of eighty Dollars ($80) per space per month.

                               ARTICLE 29 WAIVERS

          Tenant waives the right to trial by jury in any summary proceeding
that may   be instituted against it or in any action that may be brought hereunder.

                          ARTICLE 30 BINDING AGREEMENT

          This Lease shall bind and inure to the benefit of the parties hereto
and their   heirs, representatives, successors and assigns. This Lease contains the entire XXXXXXXXX of the parties and may not be modified except by instrument in writing, signed by all parties.

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                               ARTICLE 31 BROKER

          Landlord and Tenant each warrant and represent that Cushman & Wakefield of Connecticut, Inc. and Edward S. Gordon Company, Incorporated are the sole brokers they have dealt with in the negotiation of this Lease, whose commissions shall be paid by Landlord pursuant to a separate agreement. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for brokerage commissions arising out of any communications or negotiations had by Tenant with any other broker regarding the Premises. Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims for brokerage commissions arising out of any communications or negotiations had by Landlord with any other broker regarding the Premises.

                         ARTICLE 32 LIABILITY INSURANCE

          Tenant agrees during the term of this Lease to procure and maintain a standard policy of general comprehensive public liability and property damage insurance, naming Landlord as additional insured, insuring against liability thereunder in a single combined limit amount of not less than Three Million Dollars ($3,000,000.00) covering bodily injury, property damage and personal/advertising injury, including contractual coverage against the liability assumed under this Lease, with companies authorized to do business in New York. In no event shall the limits of said insurance be considered as limiting the liability of Tenant under this Lease. Said insurance policy shall also provide that at least ten (10) days prior written notice shall be given to Landlord prior to any cancellation, amendment or nonrenewal thereof. The policy or policies, or duly executed certificates for the same, together with satisfactory evidence of payment of premiums thereon, shall be deposited with Landlord prior to the date Tenant enters the Premises and evidence of renewals thereof shall be deposited with Landlord not less than thirty (30) days prior to the expiration of the term of such policy. If Tenant fails to comply with such requirement, Landlord may, after ten (10) days notice to Tenant during which period Tenant may cure, obtain such insurance and keep the same in effect and Tenant shall pay Landlord as additional rent, the cost thereof upon demand. Nothing contained herein shall prohibit Tenant from providing such insurance through a blanket policy covering other properties in addition to the Premises provided the amount of insurance for the Premises is separately stated in such policy and cannot be reduced by reason of a loss on another property.

                             ARTICLE 33 STORAGE AREA

          Landlord shall designate up to 7,000 square feet of contiguous rentable storage space located on Lower Level 3 of the Building for use by Tenant for storage. Tenant shall notify Landlord no later than November 1, 1997 of the amount of storage space needed by Tenant. Landlord shall have the tight from time to time, upon thirty (30) days written notice to Tenant, to relocate Tenant to other storage space in the Building. In the event of such relocation,

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Landlord shall pay all reasonable costs of such relocation. Within sixty (60) days after Tenant's notice to Landlord as provided above, Landlord shall, at its expense, install (i) any demising walls necessary to separate Tenant's Storage Area from other space; and (ii) any necessary lighting. As provided in Article 7E of this Lease, Tenant shall pay the cost of electric energy for the Storage Area.

                               ARTICLE 34 SIGNAGE

         Tenant may, at Tenant's expense, install (i) appropriate signage on the walls of elevator lobbies of the Premises on floors occupied exclusively by Tenant and on all doors to the Premises, and (ii) signage identifying Tenant in the main lobby of the Building of a type, and in a location, approved by Landlord. Tenant shall, at Tenant's expense, maintain all such signage in good order and repair. At the expiration or earlier termination or cancellation of this Lease, Tenant shall, at its expense, remove such, repair any damage caused by its removal and restore the affected areas to their condition prior to the installation of such signage.

         Tenant shall be allowed its proportionate share of all lineage on the Building directory board or directory monitor.

                           ARTICLE 35 SATELLITE DISH

         Tenant shall have the right to install, at Tenant's expense, and in a location reasonably approved by Landlord, one satellite dish not in excess of 36 inches in diameter on the roof of the Building in connection with the use of Premises as set forth in Article 2. Landlord shall install such equipment, at Tenant's expense, and Tenant shall maintain such equipment at its expense and in compliance with all applicable laws and shall not interfere with the use of the equipment of others located on the roof. At the expiration or earlier termination or cancellation of this Lease, Tenant shall, at its expense, remove such equipment, repair any damage caused by its removal and restore the roof to its condition prior to the installation of such equipment. The rights of Tenant under this Article are subject to the availability of shaft space in the Building to service any equipment on the roof.

                          ARTICLE 36 SECURITY DEPOSIT

         As security for the performance of its obligations under this Lease, Tenant shall, within one (1) week after the execution of this Lease, deliver to Landlord an irrevocable, unconditional, transferable and renewable letter of credit in an amount equal to Three Million Nine Hundred Thirty Thousand Dollars ($3,930,000) which amount represents the cost of Landlord's Contribution (as such term is defined in Article 8), brokerage commissions and legal fees, incurred by Landlord in connection with the execution of this Lease and the preparation and delivery of the Premises to Tenant (the "Letter of Credit"). If Tenant does not deliver the

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Letter of Credit within such one (1) week, then Landlord may elect to terminate this Lease by written notice to Tenant. The Letter of Credit must be drawn upon a bank acceptable to Landlord and upon terms acceptable to Landlord and shall be for a term of not less than one (1) year. Not later than thirty (30) days prior to the expiration of the term of the Letter of Credit, Tenant shall renew such Letter of Credit for an additional term of at least one (1) year. In the event Tenant fails to so renew the Letter of Credit, Landlord may draw down the Letter of Credit and thereafter hold and dispose of the proceeds of the Letter of Credit in accordance with the terms of this Article 36. Commencing on January 1, 1999 and on January 1 of each year thereafter, Tenant may reduce the amount of the Letter of Credit in accordance with Exhibit J of this Lease. The Letter of Credit shall be held by Landlord as collateral security, and not prepaid rent, for the payment of Annual Base Rent, Additional Rent and any other sums payable by Tenant under this Lease, and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease. If any installment of Annual Base Rent or Additional Rent herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid beyond any applicable notice and cure period, or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease beyond any applicable notice and cure period, then Landlord, at its option and without prejudice to any other remedy which Landlord may have on account thereof, may appropriate and apply the entire Letter of Credit or so much thereof as may be necessary to compensate Landlord toward the payment of Annual Base Rent, Additional Rent or any other sums due Landlord pursuant to this Lease, or loss or damage sustained by Landlord due to such breach on the part of Tenant including, without limitation, any cost or deficiency arising in connection with reletting the Demised Premises or any portion thereof, and Tenant upon demand shall forthwith restore the Letter of Credit, as applicable, to the original sum delivered. In the event of the termination of this Lease by reason of the default of Tenant, Landlord may draw down the entire amount of the Letter of Credit and retain such amount as liquidated damages and the amount drawn down shall be credited against the amount of damages payable by Tenant to Landlord by reason of such termination. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Letter of Credit shall be deemed to be applied first to the payment of Annual Base Rent and other charges due Landlord under the terms and conditions contained in this Lease. Provided Tenant shall have made all payments and performed all covenants and agreements of this Lease, the Letter of Credit shall be returned to Tenant after the expiration of the Term.

                            ARTICLE 37 LOADING DOCKS

         Tenant and its suppliers, agents, contractors and employees may (for no additional consideration) use the loading docks at the Building in common with other tenants of the Building for the purposes intended during the normal hours the loading docks are available and in compliance with reasonable rules and regulations of Landlord relating to the use of the loading docks.

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                          ARTICLE 38 PREVAILING PARTY

         Notwithstanding anything to the contrary contained in this Lease, the prevailing party in any action or arbitration proceeding brought under this Lease shall be entitled to reasonable attorneys fees and costs.


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                           ARTICLE 39 FORCE MAJEURE

         This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike, lockout or labor troubles or any cause whatsoever beyond the reasonable control of Landlord including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency in this or any foreign country.

                           ARTICLE 40 MISCELLANEOUS

         (a) This Lease will be governed by, construed and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of law.

         (b) The headings contained herein are for convenience of reference only and are not part of the substance hereof.

         (c) If the consent or approval of Landlord or Tenant is required under this Lease Landlord or Tenant, as the case may be, shall act reasonably in granting such consent or approval.

         IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto as of the day and year first above-written.

Witness:                               WESTCHESTER ONE LLC

/s/ Salvatore Pepe                     By: /s/ Nicholas J. Pepe
-----------------------------             --------------------------------
Salvatore Pepe                            Nicholas J. Pep, Managing Member

Witness:                               PRODIGY SERVICES CORPORATION

[ILLEGIBLE SIGNATURE APPEARS HERE]      By: [ILLEGIBLE SIGNATURE APPEARS HERE]
-----------------------------             --------------------------------
                                          VP General Counsel

                                                    PRODIGY SERVICES CORPORATION
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STATE OF NEW YORK       )
                        )    SS.:
COUNTY OF WESTCHESTER   )


         On this 19th day of September, 1997, before me personally appeared NICHOLAS J. PEPE, to me known and known to me to be the individual described in and who executed the foregoing instrument, and acknowledge that he executed the same as the Managing Member of Westchester One LLC.

                                                     LISA DITRIO
                                             Notary Public, State of New York
                         /s/ Lisa Ditrio              No 4895432
                         ----------------------------------------------------
                         Notary Public       Qualified in Westchester County,
                                             Commission Expires May 11, 1999

STATE OF NEW YORK       )
                        )    SS:
COUNTY OF WESTCHESTER   )

         On this 19th day of September, 1997 before me personally came Marc Jacobson, to me known, who, being by me duly sworn, did depose and say that he resides at 12 Colgate Lane, Woodbury, NY, that he is the Vice President & General Counsel of the Corporation described in and which executed the above instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation and that he signed his name thereto by like editor.

                                /s/ Howard L. Uffer
                                -------------------------------------
                                Notary Public



                                         Howard L. Uffer
                                Notary Public, State of New York
                                         No. 01UF5046348
                                 Qualified in Westchester County
                                Commission Expires July 10, 1999

                                                    PRODIGY SERVICES CORPORATION
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                                  EXHIBIT A.


                          [INTENTIONALLY LEFT BLANK]

                                                    PRODIGY SERVICES CORPORATION
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                         EXHIBIT B. LEGAL DESCRIPTION:

                 EXHIBIT B

                                                Policy No. 6142513

                                  SCHEDULE A


PARCEL I
--------

    ALL that certain lot, piece or parcel of land, situate, lying and being in the City of White Plains, County of Westchester and State of New York, bounded and described as follows:

    BEGINNING at a point on the westerly side of Hale Avenue, distant 379.63 feet northerly, as measured along the said westerly side of Hale Avenue, from the northerly end of the curve having a radius of 20.00 feet and a length of
35.13 feet connecting the northerly side of Maple Avenue, formerly Greene Place, as now laid out and widened, and the said westerly side of Hale Avenue, said point also being on the division line of lands now or formerly of Salvatore Pepe and lands now or formerly of Hale-Maple Development Corp.;

    running thence along said division line, North 70 (degrees) 16' 50" West, a distance of 264.00 feet to the easterly side of South Broadway as now laid out;

    running thence along the said easterly side of south broad-way, the following courses and distances:
    north  32 (degrees) 07'  10"  east, a distance of 185.88 feet
    south  72 (degrees) 52'  50"  east, a distance of   0.65 feet
    north  27 (degrees) 01'  10"  east, a distance of  38.23 feet north  20 (degrees) 08'  20"  east, a distance of  21.4k feet
    north  14 (degrees) 02'  20"  east, a distance of   1.53 feet and
    north  24 (degrees) 53'  10"  east, a distance of  80.54 feet to a point on the division line between lands now or formerly of Salvatore Pepe and lands now or formerly of Broadsouth Realty Co.;

    running thence along said division line, South 72 (degrees) 42' 30" east, a distance of 165.32 feet to a point on the aforesaid westerly side of Hale Avenue at a point distant 352.45 feet southerly, as measured along the said westerly side of Hale Avenue from the corner formed by the intersection of the southerly side of Armory Place, formerly Wallace Place, and the said westerly side of Hale Avenue;

    running thence along the said westerly side of Hale Avenue, the following courses and distances:

    south 15 (degrees)   01'  40" west, a distance of 141.07 feet
    south 70 (degrees)   56'  50" east, a distance of   0.30 feet
    south 15 (degrees)   00'  10" west, a distance of 159.99 feet and
    south  9 (degrees)   50'  50" east, a distance of  44.38 feet to the
point or place of beginning.

          "Also known on the official tax map as Ward 5 block 24, lot 5 and Ward 5, Block 25, Lots 15 and 16 in the City of White Plains".

                                   - over -

                                   - 2 -                       No. 6142513

PARCEL II
---------

    ALL that certain lot, piece or parcel of land, situate, lying and being in the City of White Plains, County of Westchester and State of New York, bounded and described as follows:

    BEGINNING at a point on the easterly side of Hale Avenue at the southerly end of a curve having a radius of 12.00 feet and a distance of 18.85 feet connecting the easterly side of Hale Avenue with the southerly side of Hiram Street as it appears on a map filed in the Westchester County Clerk's Office, Division of Land Records as R.O. Map No. 12049;

    running thence along the said easterly side of Hale Avenue, the following three courses and distances:

    South 15 (degrees) 00' 10" West, a distance of 172.09 feet

    Southerly on a curve to the left having a radius of 200.00 feet, a distance of 86.74 feet and

    South 9 (degrees) 50' 50" East, a distance of 14.96 feet to a point on the division line between lands now or formerly of Salvatore Pepe and lands now or formerly of South Broadway Parking Realty Corp.;

    running thence along said division line

    North 80 (degrees) 22' 15" East, a distance of l89.67 feet to a point on the westerly side of Paulding Street;

    running thence along the westerly side of Paulding Street, the following two courses and distances:

    North 9 (degrees) 53' 50" West (copy illegible) 95 feet and (copy illegible);
    North 15 (degrees) 01' 40" East 174.36 feet to a point;

    thence northwesterly. on a curve to the left having a radius of 12 feet connecting the westerly side of Paulding Street with the southerly side of Hiram Street, a distance of 18.85 feet to a point on the southerly side of Hiram Street;

    running thence along the southerly side of Hiram Street,

    North, 74 (degrees) 59' 10" West, a distance of 165.74 feet to the easterly end of the aforesaid curve having a radius of 12.00 feet and a distance of 18.85 feet connecting the easterly side of Hale Avenue with the southerly side of Hiram Street;

    running thence southwesterly along said curve to the left, a distance of
18.85 feet to the point and place of beginning.

    "Also known on the official tax map as Ward 5, Block 23, Lot 5B-50 and Ward 5, Block:26, Lots 1 through 8 in the City of White Plains."

                                   - over -

                                    - 3 -                       No. 6142513


    TOGETHER with an easement to construct and maintain a multistoried office building over that portion of Hale Avenue, bounded and described as follows:

    ALL that certain plot, piece or parcel situate, lying and being in the City of White Plains, County of Westchester and State of New York which lies above (but not below) a horizontal plane measured 16.00 feet vertically above the highest point of Hale Avenue fronting Parcel I and Parcel II described herein, the elevation of said plane being 196.15 feet as measured vertically above the datum level known as "Sea Level Datum of 1932" which datum level is designated as zero and is mean sea level at Sandy Hook, New York as established by the United States Coast and Geodetic Survey, and which is bounded by and lies within the vertical planes which are respectively formed by the projection vertically upwards from said horizontal plane of the boundaries of that certain plot or parcel which is more particularly bounded and described as follows:

    BEGINNING at a point on the westerly side of Hale Avenue, distant 379.63 feet northerly, as measured along the said westerly side of Hale Avenue, from the northerly end of the curve having a radius of 20.00 feet and a length of
35.13 feet connecting the northerly side of Maple Avenue, formerly Greene Place, as now laid out and widened, and the said westerly side of Hale Avenue, said point also being on the division line of lands now or formerly of Salvatore Pepe and lands now or formerly of Hale-Maple Development Corp.;

    running thence through the Hale Avenue Right-of-Way, South 74 (degrees) 56' 08" East, a distance of 12.l3 feet to a point;

    thence continuing through said Right-of-Way the following courses and distances:
    North  9 (degrees)  50' 50" West, a distance of  47.06 feet
    North 15 (degrees)  00' 10" East, a distance of 148.56 feet
    North 70 (degrees)  56' 50" West, a distance of   0.30 feet
    North 15 (degrees) 01' 40" East, a distance of 90.375 feet to a point on the westerly prolongation of the southerly side of Hiram Street, and along the said westerly prolongation of the southerly side of Hiram Street,
    North 74 (degrees) 59' 10" West, a distance of 11.00 feet to a point on the westerly side of Hale Avenue;

    running thence along the westerly side of Hale Avenue, the following courses and distances:
    South 15 (degrees) 01' 40" West, a distance of  90.38 feet
    South 70 (degrees) 56' 50" East, a distance of   0.30 feet
    South 15 (degrees) 00' 10" West, a distance of 150.99 feet and
    South 9 (degrees) 50' 50" East, a distance of 44.38 feet to the point or place of beginning.

                                   - over -

                                     - 4 -                          No. 6142513

     TOGETHER with the right and easement to construct and maintain, beneath the above described premises, a row of columns for subjacent support to the building constructed or to be constructed in the above described premises, each of said columns not to be closer than two (2) feet westerly of the present westerly curb line of Hale Avenue.

     TOGETHER with the right and easement to construct and maintain, beneath the above described premises and with the additional right to extend further into the Right-of-Way of Hale Avenue as may be necessary, footings and foundations to support the above mentioned columns, said footings and foundations to be a minimum of eight (8) feet below the street grade of Hale Avenue.

     TOGETHER with an easement to construct and maintain two (2) pedestrian and vehicular bridges crossing over Hale Avenue connecting the office building to be constructed on the premises located on the westerly side of Hale Avenue described in Parcel I herein with the parking structure to be constructed on the premises located on the easterly side of Hale Avenue described in Parcel II herein which easement shall be over those portions of Hale Avenue bounded and described as follows:

PARCEL A
--------

     ALL that certain plot, piece or parcel of land, situate, lying and being in the City of White Plains, County of Westchester and State of New York which lies above (but not below) a horizontal plane measured 16.00 feet vertically above the highest point of Hale Avenue fronting Parcel I and Parcel II described herein the elevation of such plane being 196.15 feet as measured vertically above the datum level known as "SEA LEVEL DATUM OF 1932" which datum level is designated as zero and is mean sea level at Sandy Hook, New York as established by the United States Coast and Geodetic Survey, and which is bounded by and lies within the vertical planes which are respectively formed by the projection vertically upwards from said horizontal plane of the boundaries of that certain plot or parcel which is more particularly bounded and described as follows:

     BEGINNING at a point on the easterly side of Hale Avenue, distant 95.54 feet southerly as measured along the said easterly side of Hale Avenue, from the southerly end of the curve having a radius of 12.00 feet and a length of 18.85 feet connecting the southerly aide of Hiram Street and the said easterly side of Hale Avenue;

     running thence through the Hale Avenue Right-of-Way, North 74 (degrees) 59' 50" West, a distance of 49.00 feet to a point on the easterly line of the eleven (11) foot easement described above;

                                    - over -

                                      -5 -                           No. 6142513

     thence continuing through said Right-of-Way and along said easterly line of the said easement, South 15 (degrees) 00' 10" West, a distance of 30.00 feet to a point;

     running thence through said Right-of-Way of Hale Avenue, South 74 (degrees) 59',50" East, a distance of 49.00 feet to a point on the easterly side of Hale Avenue;

     running thence along the said easterly side of Hale Avenue, North 15 (degrees) 00' 10" East, a distance of 30.00 feet to the point or place of beginning.

PARCEL B
--------

     ALL that certain plot, piece or parcel situate, lying and being in the City of White Plains, County of Westchester and State of New York, which lies above (but not below) a horizontal plane measured 16.00 feet vertically above the highest point of Hale Avenue fronting Parcel I and Parcel II described herein the elevation of said plane being 196.15 feet as measured vertically above the datum level known as "Sea Level Datum off 1932" which datum level is designated as zero and is mean sea level at Sandy Hook, New York as established by the United States Coast and Geodetic Survey, and which is bounded by and lies within the vertical planes which are respectively fanned by the projection vertically upwards from said horizontal plane of the boundaries of that certain plot or parcel which is more particularly bounded and described as follows:

     BEGINNING at a point on the easterly side of Hale Avenue, distant 192.09 feet - Northerly as measured along the said easterly side of Hale Avenue, from the southerly end of the curve having a radius of 12.00 feet and a length of
18.85 feet connecting the southerly side of Hiram Street and the said easterly side of Hale Avenue;

     running thence through the Hale Avenue Right-of-Way, North 80 (degrees) 43' 39" West, a distance of 50.25 feet to a point on the easterly line of the eleven
(ll) foot easement described above;

     thence continuing through said Right-of-Way and along said easterly line of the said easement, the following courses and distances:
        South 15 (degrees) 00' 10" West, a distance of 29.87 feet and
        South 9 (degrees) 50' 50" East, a distance of 47.06 feet to the southeast corner of said eleven (11) foot easement;

                                    - over -

                                      - 6 -                          No. 6142513


        thence through said Right-of-Way of Hale Avenue, South 74 (degrees) 56' 08" East, a distance of 54.02 feet to a point on the easterly side of Hale Avenue, which point is also the division line between lands now or formerly of Salvatore Pepe and lands now or formerly of South Broadway Parking Realty Corp.;

     running thence along the said easterly side of Hale Avenue, the following courses and distances:
     North 9 (degrees) 50' 50" West, a distance of 14.96 feet and on a curve to the right having a radius of 200.00 feet, a distance of 66.74 feet to the point or place of beginning.

                                                    PRODIGY SERVICES CORPORATION
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                    EXHIBIT C. OPERATING EXPENSE ESCALATION:

     Commencing with calendar year 1999 and every calendar year thereafter during the term, Tenant shall pay, as additional rent, its proportionate share of any increase in the amount of operating expenses, as hereinafter defined, over base operating expenses incurred by Landlord (as hereinafter defined).

     The "base operating expenses" shall mean the operating expenses incurred in the calendar year 1998.

     "Operating expenses" are defined as those direct expenses necessary to operate and maintain the Building in a manner deemed reasonable and appropriate as a "First Class" office Building and for the best interest of the tenants in the Building, including, but not limited to, the following (except as excluded below):

     (a) All costs and expenses directly related to the Building for operating and cleaning the tenant and common areas, and for removing snow, ice and debris, and costs of fire and liability insurance, or any other insurance reasonably necessary to operate the Building.

     (b) All costs and expense of maintaining, repairing or replacing paving, curbs, walkways, landscaping (including replanting and replacing flowers and other planting), common and public lighting facilities in the Building and the area immediately adjacent thereto.

     (c) Electricity for lighting common and public areas, and fuel used in heating, ventilating and air conditioning the Building.

     (d) Maintenance of mechanical and electrical equipment, including heating, ventilating and air conditioning equipment in the Building.

     (e) Window cleaning and janitor service, including janitor equipment and supplies for the common and public areas.

     (f) Maintenance of elevators, rest rooms, lobbies, hallways and other common and public areas of the Building.

     (7) Any expenditure (excluding a capital expenditure, except as provided in clause (8) below) intended to reduce operating expenses.

     (8) Any capital expenditure required by law or the Building's insurance carrier, or for an item intended to reduce operating expenses which costs $250,000 or less; and for any item which costs in excess of $250,000, such cost shall be amortized over the useful life of such item on a straight line basis with interest at the prime rate of Citibank, N.A. (or its successor) plus 2%.

                                                    PRODIGY SERVICES CORPORATION
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     (9) Legal expenses, excluding litigation against another tenant in the Building, intended to improve the operation of the Building and/or reduce operating expenses.

     Operating expenses shall not include expenses for any capital repairs, replacements or improvements, except as provided above; expenses for which the Landlord is reimbursed or indemnified (either by an insurer, a tenant or otherwise or which results from fire, casualty, accident or condemnation, whether or not reimbursed or indemnified); expenses incurred in leasing or procuring new tenants or reviewing leases (including, without limitation, leasing commissions, advertising expenses, legal fees and expenses of renovating space for new tenants); interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; wages salaries or other compensation paid to any executive employees above the grade of Building manager; legal fees and disbursements in connection therewith other than as provided above; wages, salaries or other compensation paid for clerks or attendants in concessions or newsstands operated by Landlord; the cost of any work or service performed for the facilities furnished to Tenant or other tenants at the tenant's cost; the cost of correcting defects (latent or otherwise) in the construction of the Building or in the Building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects; depreciation or other non-cash items; any cost relating to a refinancing of any debt secured by the Building; management fees; the cost of installing, operating and maintaining a specialty improvement, including, without limitation, an observatory, broadcasting, cafeteria or dining facility, or athletic, luncheon or recreational club, and any cost or expense representing an amount paid to a related entity or person which is in excess of the amount which would be paid in the absence of such relationship.

     Not later than April 30 following the end of calendar year 1999 and each calendar year thereafter during the term of this Lease, Landlord shall cause its operating expenses for the Building and land to be audited by an independent certified public accounting firm and shall prepare a detailed statement of comparative operating expenses, together with a computation of the additional rent due, if any. Tenant shall be furnished a copy of such statement and computation, and within thirty (30) days after its receipt, except as provided below, shall pay Landlord the additional rent so calculated.

     Prior to determination of the actual amount of Tenant's share of the increase in Operating Expenses for any year during the term of this Lease, Tenant shall make monthly installment payments toward such share on an estimated basis, based on Landlord's reasonable good faith estimate of Operating Expenses for such year. Landlord may, at any time during such year, but not more than two
(2) times during such year, revise, in good faith, Landlord's estimate of Operating Expenses for such year and provide Tenant in writing with the basis therefor. Tenant shall pay Landlord, as additional rent commencing on the first day of January, 1999 and on the first day of each month thereafter simultaneously with payments of annual Base Rent for each month during the term of this Lease, one-twelfth (1/12th) of Landlord's good faith estimate of Tenant's share of Operating Expenses for such upcoming year.

                                                    PRODIGY SERVICES CORPORATION
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     Landlord shall, at Tenant's request, make available to Tenant for its inspection and examination, all the books and records that relate to such statement. However, if the books and records are not made promptly available upon request by Tenant, the additional rent for that year shall, in no event, be deemed due and payable by Tenant. Any dispute shall be subject to arbitration as provided in Article 20 of the Lease.

     Any amount to be refunded to Tenant under this Exhibit C shall be applied to the next installments of Base Rent or additional rent hereunder (or paid to Tenant if there are no such further installments payable by Tenant under this Lease) and such obligation shall survive the termination, cancellation or expiration of this Lease.

     Tenant's proportionate share shall be the percentage obtained from a fraction the numerator of which is the total rentable square feet foot area leased by Tenant (82,356 rentable square feet for the Office Space and the rentable square feet for the Storage Area) and the denominator of which is the total net rentable square foot area of the Building (851,769). In the event Tenant leases additional space in the Building which are added to the Premises, Tenant's proportionate share shall be appropriately adjusted.

     If, during any calendar year during the term of this Lease (including the base year), less than ninety-five percent (95%) of the total net rentable square footage of the Building is occupied by tenants, the amount of Operating Expenses for such calendar year shall be deemed to be the amount of Operating Expenses that, in the reasonable opinion of Landlord's accountant, would have been incurred if the percentage of occupancy of the Building during such calendar year were ninety-five percent (95%). For purposes of this paragraph, the occupancy rate at the Building will be determined on a quarterly basis and an average occupancy rate computed for each calendar year during the Term, which average rate will be used for the analysis described herein.

                                                    PRODIGY SERVICES CORPORATION
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                     EXHIBIT D. REAL ESTATE TAX ESCALATION:

     Tenant agrees to annually reimburse Landlord Tenant's proportionate share of the amount by which the annual real estate taxes that are levied against the Building, improvements and the land, in each calendar year beginning with the calendar year 1999 tax year, exceed the real estate taxes levied in the base tax year. For the purposes hereof, the "base tax year" sum is the real estate taxes levied on the Building, improvements and the land for the calendar 1998.

     Any amount due to Landlord under the provisions of this Exhibit D shall be paid within thirty (30) days after rendition of a bill therefor, together with submission to Tenant of a receipted tax bill received from the taxing authority or a copy thereof.

     The tax for any fiscal year in respect to which Tenant is obligated to pay its proportionate share of an increase in taxes shall be the amount of such taxes as are finally determined to be legally payable by legal proceedings or otherwise. In no event shall Tenant be obligated to pay any interest or penalties imposed upon the Landlord for late payment or otherwise. In no event shall any reduction in the amount of taxes result in a decrease in the amount of Base Rent payable under this Lease. Any real estate tax increase or decrease for any fiscal year during the term of this Lease shall be apportioned so that the Tenant shall pay or receive its proportionate share of only that portion of the tax increase or decrease for such year as falls within the term. This provision shall survive the expiration or earlier termination or cancellation of this Lease.

     Tenant's proportionate share shall be the percentage obtained from a fraction the numerator of which is the total rentable square feet leased by Tenant (82,356 rentable square feet for the Office Space plus the rentable square feet for the Storage Area) and the denominator of which is the total net rentable square foot area of the Building (851,769). In the event Tenant leases additional space in the Building which are added to the Premises, Tenant's proportionate share shall be appropriately adjusted.

     Tenant agrees to reimburse Landlord its proportionate share as defined above for any future tax imposed by any municipal, state or federal government or taxing agency which reduces the rent agreed upon and payable herein. Such future tax shall only mean a tax upon the real estate such as the land and Building in which the Premises forms a part. Tenant shall also pay Landlord any increase in taxes resulting from any alterations or improvements made to the Premises by Tenant after the initial preparation of the Premises for Tenant's occupancy.

     If Landlord shall receive any tax refund for any year as the result of any proceedings undertaken by Landlord for a reduction in the amount of the tax assessment on the Building or the land, Landlord shall reimburse Tenant, its proportionate share as described above, to the extent of any such refund, after deducting any reasonable expenses incurred by Landlord in obtaining such tax refunds, including, without limitation, reasonable attorney's fees.

                                                    PRODIGY SERVICES CORPORATION
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Landlord's obligation to so refund to Tenant any such taxes shall survive the termination of this Lease.

                                                    PRODIGY SERVICES CORPORATION
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                         EXHIBIT E. TITLE EXCEPTIONS:

                                   EXHIBIT E

Insured SALVATORE PEPE AND CATHERINE PEPE,    Policy No. 6142513
        NICHOLAS J. PEPE AND WILLIAM S. PEPE,
        ALL AS TENANTS IN COMMON, d/b/a       Amount of Insurance $8,000,000.00
        BROADWAY PLAZA                       Date of Issue 6/27/74

                                  SCHEDULE ??

                                  [ILLEGIBLE]

     A. Reservations and Easements contained in conveyance and agreement between The City of White Plains and Waterhouse Realty Corp. dated April 4, 1974 and recorded on April 15, 1974 in Liber 7190 cp 505.

     B. Survey made by Gabriel E. Senor dated October 2, 1973 and last brought to date April 15, 1974 shows vacant land and:
         1. Easement for street or highway purposes and other purposes incidental thereto running along the westerly and northerly sides of Parcel I herein and along easterly side of Parcel II herein.
         2. Two easements for pedestrian and vehicular bridge, crossing Hale Avenue in front of Parcels I and II in Schedule A herein.
         3. Proposed parcel to be conveyed to The City of White Plains in the bed of Hale Avenue.
         Any state of facts since said date.

     C. Possible public easements in and over Hale Avenue that may affect a portion of the improvements constructed within the premises described in Schedule A herein; but policy insures that the part of the building and the overhead pedestrian and vehicular bridges within that portion of Hale Avenue set forth in Schedule A herein, may remain as erected so long as the same shall stand.

                                                   (over)
           SCHEDULE "?" OF THIS POLICY CONSISTS OF [    ] SHEET(S).

                                                Policy No. 6142513

F.   continued
     ---------


A. Sartorius, deceased, undivided one sixth interest, Brenda S. Engel, undivided one sixth interest by assignment dated 1/20/66, recorded 1/24/66 in Liber 6936 mp 434. Assigned by Archibald Davidow, Judith S. Seixas, The First National City Bank of New York with Judith Sartorius Siexas and Brenda Satorius Engel, as successor trustees under the Will of Edithe A. Sartorius, deceased and Brenda S. Engel to B.P. Ownership Incorporated, Edgar J. Nathan, III, as nominee by Assignment dated 1/20/66, recorded 2/21/66 in Liber 6948 mp 106. Assignee by Edgar J. Nathan, 3rd to chemical Bank New York Trust Company by assignment dated 7/20/67, recorded 7/26/67 in Liber 7094 mp 112.
Motgage in the principal sum of $200,000.00 made by Salvatore Pepe to Nineteen Hundred Forty Post Road Corporation dated 1/20/66, recorded 1/24/66 in Liber 6936 mp 448. Assigned by Nineteen Hundred Forty Post Road Corporation to Archibald Davidow by assignment dated 1/20/66, recorded 1/24/66 in Liber 6936 mp
440. Assigned by Archibald Davidow to Chemical Bank New York Trust Company by assignment dated 7/20/67, recorded 7/26/67 in Liber 7094 mp 85.
Mortgage in the principle sum of $448,742.80 made by Salvatore Pepe to Chemical Bank New York Trust Company dated 9/5/67, recorded 9/19/67 in Liber 7108 mp 579. Modification and Extension Agreement between Waterhouse Realty Corp. and Chemical Bank New York Trust Company dated 9/1/70, recorded 11/9/70 in Liber 7322 mp 353, (as to mortgages in Liber 6936 mp 442, Liber 6936 mp 448 & Liber 7108 mp 579). Consolidation and Extension Agreement between Waterhouse Realty Corp. and Chemical Bank dated 8/30/71, recorded 9/21/71 in Liber 7498 mp 464. Assigned by Chemical Bank to National Bank of Westchester by assignment dated 2/15/73, recorded 3/1/73 in Liber 7498 mp 467.
Mortgage in the principal sum of $392,564.98 made by Waterhouse Realty Corp. to National Bank of Westchester dated 2/15/73, recorded 3/1/73 in Liber 7498 mp
494. Spreader, Consolidation and Extension Agreement between National Bank of Westchester and Waterhouse Realty Corp. dated 2/15/73, recorded 3/1/73 in Liber 7498 mp 486. Above seven mortgages are spread to form a first lien in the principle sum of $1,600,000. Assigned by National Bank of Westchester to Lincoln First Real Estate Credit Corporation by assignment dated 9/18/73, recorded 9/20/73 in Liber 7550 mp 565.
Mortgage in the principle sum of $800,000.00 made by Waterhouse Realty Corp.to Lincoln First Real Estate Credit Corporation dated 9/18/73, recorded 9/20/73 in Liber 7550 mp 569. Consolidation and Extension Agreement between Lincoln First Real Estate Credit Corporation and Waterhouse Realty

                                    (over)

                                                          Policy No.  6142513

F.      continued
        ---------

Corp. dated 9/18/73, recorded 9/20/73 in Liber 7550 mp 547. Above eight mortgages have been consolidated and extended in the principal sum of $2,400,000. Mortgage in the principal sum of $37,600,000. made by Waterhouse Realty Corp. to Lincoln First Real Estate Credit Corporation dated 6/27/74. Consolidation and Spreader Agreement between Waterhouse Realty Corp. and Lincoln First Real Estate Credit Corporation dated 6/27/74, which said Agreement consolidates all of the above mortgages into a single lien in the principal sum of $40,000,000, and spreads them to cover premises described in Schedule A.

                                                    PRODIGY SERVICES CORPORATION
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                      EXHIBIT F. CERTIFICATE OF OCCUPANCY:

                           CERTIFICATE OF OCCUPANCY

                                                                       EXHIBIT F

                                   No. 7276

RE: Appl. No. 73BA560      DEPARTMENT OF BUILDING
         ............
    Permit No. B-5551     THE CITY OF WHITE PLAINS, NEW YORK
              .......
                                                          Date December 30, 1997
                                                              .................
THIS CERTIFIES THAT the building located at  44 South Broadway
                                            ...................................
City of White Plains, N.Y., in Ward   5   Block 24           Lots   5, etc.
                                    .....       .............     .............
conforms to the requirements of the Building Code, Zoning Ordinance, and all other laws, ordinances and rules applicable to the building of its class and kind at the time the permit was issued and may be used and occupied as an office
building and parking garage                               subject to all
                           ...............................
privileges, requirements, limitations and conditions prescribed by law and in accordance with the following data:

           1. ZONE DISTRICT    B-4 (Central Retail and Office District)
                            ...................................................
           2. USE GROUP     E (Business)
                         ......................................................
           3. FIRE GRADING (Class and hours) Type 2A (Office Building); 2C (Garage)
                           ....................................................
           4. NO. OF DWELLING UNITS      None
                                     ..........................................
           5. LOT AREA    *65,617 + ** 46,416 = 112,033 Sq. Ft.
                       ........................................................
           6. BUILDING AREA (Coverage) *37,560  + **40,143
                             ..................................................
           7. PERCENTAGE OF LOT  OCCUPIED  *35.4%; ** 35.8%
                                          .....................................
           8. HEIGHT OF BUILDING (stories & feet) 19 Stories & 247.5 Feet
                                 ..............................................
           9. CUBICAL CONTENTS *11,720,573 + **3,719,425 = 15,439,998 Cu.Ft.
                              .................................................
          10. NO. OF PROFESSIONAL OFFICES IN AREA        None
                                                   ............................
          11. NO. OF PARKING SPACES      1370
                                     ..........................................
          12. NO. OF LOADING SPACES          4
                                     ..........................................
          13. GROSS FLOOR AREA  713,340 above grade + 142,380 below +424,630 garage
                               ................................................
          14. FLOOR AREA RATIO          6.36
                               ................................................
          15. FINAL COST (affidavit)
                                    ...........................................
          16. SPECIAL CONDITIONS
               a. Common Council        See resolution adopted 7/7/69, 9/11/72,
                                                          .....................
                    6/25/73,10/17/73,
                    ...........................................................
               b.                     12/3/73,2/19/??,?/24/74,7/24/74,7/6/76
                                 ..............................................

          17. REMARKS  *Office Building **Garage...............................

          ---------------------------------------------------------------------
                              Live load
          STORY               lbs./sq. ft.               USE

          =====================================================================

          .....................................................................
          OFFICE BUILDING:
          .....................................................................
          L.L.-1,2,3           100             Offices, Loading dock
          .....................................................................
          First                100             Lobby and Rentals
          .....................................................................
          2 thru 18         60 + 20            Offices
          .....................................................................
          19, Mezz         150,125             Mechanical Equipment
          .....................................................................
          Roof              40                 Elev. Mach.
          .....................................................................
          Garage:
          .....................................................................
          L.L. 1 & 2        50                  Parking
          .....................................................................
          1 Thru 8          50                  Parking
          .....................................................................
          ---------------------------------------------------------------------

This cetificate does not in any way relieve the owners, or any other person in possession or control of the building or any part thereof, from obtaining such other permits or licenses as may be prescribed by law for the uses or purposes for which the building is designed or intended; nor from complying with any lawful order issued with the intent of maintaining the building in a safe or lawful condition.

                     This certificate is issued to Mr. Salvatore Pepe
                                                  .............................
                                       Address    700 White Plains Road
                                                ...............................
[ILLEGIBLE SIGNATURE APPEARS HERE]
 .......................................
DEPUTY COMMISIONER OF BUILDING                   Scarsdale, New York 10583

                                                 ..............................

                                                    PRODIGY SERVICES CORPORATION
--------------------------------------------------------------------------------

                    EXHIBIT G. LIST OF PRODIGY COMPETITORS:


1.   America On Line

2.   CompuServ

3.   PSI Net

4.   Netcom

5.   The Internet divisions or affiliates of MCI AT&T or British Telecom.

                                                    PRODIGY SERVICES CORPORATION
--------------------------------------------------------------------------------

                     EXHIBIT H. JANITORIAL SPECIFICATIONS:

     NIGHTLY (Five nights per week, Monday through Friday, excluding Building holidays as set forth in Article 7C hereof, except that, if Landlord provides Building wide janitorial services on President's Day, Landlord shall perform janitorial services on President's Day for the Premises in accordance with these specifications.)

     . Dust sweep flooring with specially treated cloths to insure dust free floors.

     . Vacuum carpeted areas and rugs, moving light furniture other than desks, file cabinets, etc.

     .    Police all stairways.

     .    Empty wastepaper baskets, receptacles, etc.; damp dust as necessary.

     . Remove wastepaper and waste materials to a designated area in the Premises, using special janitor carriages.

     . Dust and wipe clean furniture, fixtures, desk equipment, telephones and window sills with specially treated cloths. Dust baseboards, chair rails, trim, louvers, pictures, charts, etc., within reach.

     .    Wash drinking fountains and coolers.

     .    Keep service closet rooms in clean and orderly condition.

     Lavatories:

     .    Sweep and wash flooring with approved germicidal detergent solution.

     . Wash and polish mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

     . Wash both sides of toilet seats, wash basins, bowls and urinals with approved germicidal detergent solution.

     . Dust partitions, tile walls, dispensers and receptacles. Remove wastepaper and refuse to a designated area in the premises, using special janitor carriages.

     . Furnish toilet paper products, soap and other supplies requested by Tenant, at Tenant's expense.

                                                    PRODIGY SERVICES CORPORATION
--------------------------------------------------------------------------------

     Building Entrance Lobbies:

     .    Vacuum carpet.

     .    Floors in elevator cabs will be properly maintained.

     . Dust and rub down elevator doors, walls, metal work and saddles in elevator cabs.

     . Dust walls up to twelve feet and keep free from finger marks, smudges, etc.

PERIODIC CLEANING:

     Office Areas (monthly):

     . Elevators, stairways, office and utility doors on each floor will be checked for general cleanliness, removing finger marks.

     . On multiple tenancy floors, elevators, stairways, office and utility doors will be washed with clear water or approved cleanser.

     . On multiple tenancy floors, dust and clean electric fixtures and any other fittings in public corridors.

     Lavatories (monthly):

     .    Machine scrub flooring with approved germicidal detergent solution.

     Quarterly:

     .    Office Areas-High Dusting;

     . Dust pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

     .    Dust exterior of lighting fixtures.

     .    Dust window frames.

     . Dust vertical surfaces, such as partitions, ventilating louvers, etc., not reached in nightly cleaning.

                                                    PRODIGY SERVICES CORPORATION
--------------------------------------------------------------------------------

     Annually:

     .    Dust all venetian blinds.

     .    Clean windows inside and outside.

          The above janitorial specifications assume that the Premises will be occupied by no more than one person per 175 rentable square feet. In the event the Premises are occupied by more than 1 person per 175 rentable square feet, then Landlord and Tenant shall mutually agree on any additional cost arising from the higher density of occupancy.

          Tenant shall furnish, at its expense, separate wastepaper baskets for recyclable and non-recyclable materials and shall cause its employees and visitors to properly sort all waste materials.

                                                    PRODIGY SERVICES CORPORATION
--------------------------------------------------------------------------------

                  EXHIBIT I. SECURITY AND FIRE ALARM SYSTEMS:

     Security:

          Building security systems will be manned 24 hours a day, 7 days a week by authorized Building personnel.

          Landlord will maintain and operate a TV camera surveillance security system 24 hours a day, 7 days a week.

          Landlord will provide and maintain a computerized security card system for the Building.

     Automatic Fire, Smoke and Communication System:

          Each floor will have the following equipment, which will activate annunciators in main console in lobby:

          a. One (1) warden station;

          b. Three (3) smoke detectors (2) duct and (1) area type;

          c. Three (3) manual pull stations;

          d. Four (4) sound speakers;

          e. One (1) water flow device (fire sprinkler system);

          f. One (1) tamper device;

          g. Sound system in each stairway;

          h. All main Electrical and Mechanical rooms and areas have similar protection.

     Fire Alarm System Operation:

          Each floor will have one pair of wires for alarm initiating circuit and will be one zone on the Fire Alarm Control Panel in Telephone Room and Lobby Panel.

          Each initiating device, such as manual station, smoke detector, duct detector, tamper switch, water flow switch, shall have one common wire and one point wire, wired to the Fire Alarm Annunciator.

                                                    PRODIGY SERVICES CORPORATION
--------------------------------------------------------------------------------

The annunciator indicates:

          i.   The floor or zone which has been activated;

          ii. The type of device which has been activated, such as station, smoke detector, tamper switch or water flow switch.

          iii. System trouble will indicate on Annunciation.

All fans will shut down on alarm except fans EF10, S6 and S7 will start on alarm.

The annunciator contains four Key switches with lights for restarting 4 return air fans.

Alarm speakers will operate on floor of alarm and floor above for evacuation.

Elevators are programmed to return to main level in event of alarm, key operated by firemen.

                                                    PRODIGY SERVICES CORPORATION
--------------------------------------------------------------------------------

                      EXHIBIT J. SECURITY DEPOSIT SCHEDULE

     The Letter of Credit under Article 36 of this Lease may be reduced to the following amounts as of the following dates:

                      Date                                  Amount
                      ----                                  ------

                 January 1, 1999                          $3,420,000
                 January 1, 2000                          $2,909,000
                 January 1, 2001                          $2,354,000
                 January 1, 2002                          $1,800,000
                 January 1, 2003                          $1,200,000
                 January 1, 2004                            $600,000
                 January 1, 2005 (if Lease renewed)                0

                                                    PRODIGY SERVICES CORPORATION
--------------------------------------------------------------------------------

             EXHIBIT K. HEATING, VENTILATING AND AIR CONDITIONING:

     Landlord shall provide air conditioning on a year-round basis throughout the Premises. The equipment shall maintain an indoor temperature of 75 (degrees) F.D.B. at 50% R.H. in Summer based on local 1% outdoor design condition as specified in the latest edition of the "ASHRAE HANDBOOK OF FUNDAMENTALS" and 72 (degrees) F.D.B. in the Winter based on local 99% design as specified in the latest edition of the "ASHRAE HANDBOOK OF FUNDAMENTALS".

     All systems shall conform to local and national codes.

Ventilation and Exhaust
-----------------------

     Ventilation and exhaust shall be based on the following operating criteria, except where local codes and ordinances are more stringent.

     1.       Offices

              Minimum circulation                             .75 CFM/sq. ft.
              Minimum outside air                             .15 CFM/sq. ft.

     2.       Meeting Rooms and Conference Rooms

              Minimum circulation                       2.0 CFM/sqCFM/sq. ft.
              Minimum outside air                             10.0 CFM/person
                        based on 25 square feet/person

     3.       Corridors

              Minimum circulation                             27 CFM/sq. ft.

     4.       Toilets

              Provide a minimum of 2 CFM/sq. ft. of exhaust and 1 CFM/sq. ft. of conditioned air from the house system.

Design Process Loads
--------------------

     The following process loads shall be used in calculating the internal heat gains. The loads shown are exclusive of lighting and people and no diversity factor shall be applied.

     a.       Office and drafting areas -- 3 watt/sq. ft.

     b.       Meeting Rooms and Conference Rooms -- 2 watt/sq. ft.

                                                    PRODIGY SERVICES CORPORATION
--------------------------------------------------------------------------------

          c. Computer areas -- (this load is generally handled by supplemental A/C units at Tenant's expense)

System Criteria
---------------

          a. Air handling: The air handling systems shall be selected to provide both optimum flexibility and operating costs. The systems shall be arranged for automatic modulation of up to 100% outside air (economizer cycle) and shall include means for relieving air from the Building. Equipment shall be selected for minimum vibration and low noise level.

          b. Air distribution: All duct systems shall be designed and installed in accordance with recommendations of the latest edition of the ASHRAE GUIDE AND SMACNA MANUAL. Duct and outlet velocities shall be selected for minimum noise levels. The air distribution system shall be equipped with balancing devices. Diffusers shall be adjustable with tight closing dampers.

          c. Perimeter Heating: Under-the-window heating is required when the heat loss is greater than 380 BTU/HR per linear foot of wall-glass combination, to prevent down draft. Perimeter heating shall be zoned based on exposure and provided with indoor-outdoor temperature controls. For values lower than 380 BTU/HR of linear feet of wall-glass combination it is permissible to use overhead heating, provided there is proper air distribution.

Definitions
-----------

         FDB             Fahrenheit Dry Bulb
         RH              Relative Humidity
         ASHRAE          American Society of Heating, Refrigeration and Air
                         Conditioning
         SMACNA          Sheet Metal and Air Conditioning Contractors National
                         Association
         CFM             Cubic Fee Per Minute
         FPM             Feet Per Minute
         AABC            Associated Air Balance Council

                            FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE, made as of the November 17, 1997 between Westchester ONE LLC, a New York limited liability company, having its principal office at 700 White Plains Road, Scarsdale, New York 10583 (hereinafter referred to as "Landlord"), and PRODIGY SERVICES CORPORATION, a Delaware corporation having an address at 445 Hamilton Avenue, White Plains, NY 10601 (hereinafter referred to as "Tenant").

WHEREAS Landlord and Tenant entered into an Amended and Restated Lease dated September 19, 1997 (the "Lease") for space in the building known as Westchester ONE located at 44 South Broadway, in the City of White Plains, County of Westchester, State of New York 10601 (the "Building"); and

WHEREAS Landlord and Tenant desire to specify the lease to Tenant pursuant to
Article 33 of storage area on Lower Level 3 of the Building.

                 NOW, THEREFORE, Landlord and Tenant agree as follows:

1. Storage Area. Landlord hereby leases to Tenant, and Tenant hires and takes
   ------------
from Landlord, approximately 8,407 square feet of rentable storage area on Lower Level 3 of the Building which is shown on Exhibit A attached hereto. Such space shall be considered the Storage Area as defined in the Lease, shall be part of the "Premises" as defined in the Lease, and shall be treated as if leased to Tenant on the date of the Lease, subject to all the terms and conditions of the
Lease:

                 The Base Rent for the Storage Area as set forth in Article 4 of the Lease shall be deleted in its entirety and replaced with the following:

                 "Storage Area: One Hundred Twelve Thousand Four Hundred and
                  ------------
Four Dollars and Eighty Cents ($112,404.00) a year, to be paid in advance in monthly installments of Nine Thousand Three Hundred Eighty Seven Dollars and Eighty Two Cents ($9,367.00) for the period from the Commencement Date of the Lease through December 31, 2004; and

2. Parking. The 165 parking spaces available to Tenant pursuant to the first
   -------
paragraph of Article 28 of the Lease is hereby increased to 181 parking spaces.

3. Operating Expense Escalation. In the next to last paragraph of Exhibit C of
   ----------------------------
the Lease, Tenant's proportionate share shall be deemed to be 10.656% which is the proportion that the total rentable square foot area leased by Tenant (90,763) bears to the total net rentable square foot area of the Building (851,769).

4. Real Estate Tax Escalation. In the fourth paragraph of Exhibit D of the
   --------------------------
Lease, Tenant's proportionate share shall be deemed to be 10.656% which is the proportion that the total rentable square foot area leased by Tenant (90,763) bears to the total net rentable square foot area of the Building (851,769).

5. Broker. Landlord and Tenant each warrant and represent that Cushman &
   ------
Wakefield of Connecticut ("Cushman") is the broker involved in the negotiation of this First Amendment of Lease whose commission shall be paid by Landlord pursuant to a separate agreement. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for brokerage commission arising out of any communications or negotiations had by Tenant with any broker regarding this First Amendment other than Cushman. Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims for brokerage commissions arising out of any communications or negotiations had by Landlord with any broker regarding this First Amendment other than Cushman.

6. Ratification. Except as modified by this First Amendment, Landlord and Tenant
   ------------
hereby ratify and confirm the Lease in all respects.

                 IN WITNESS WHEREOF, this First Amendment of Lease has been duly executed as of the day and year first above written.

                                      WESTCHESTER ONE LLC

                                      By: /s/ Nicholas J. Pepe
                                         --------------------------
                                      Nicholas J. Pepe
                                      Managing Member

                                      PRODIGY SERVICES CORPORATION

                                      By: /s/ E. Godshalk Acting CFO
                                         ---------------------------
                                         Ernest Godshalk

                                                   [SEAL APPEARS HERE]

STATE OF NEW YORK      )
                       )    SS.:
COUNTY OF WESTCHESTER  )

                 On this 17th day of November, 1997, before me personally appeared NICHOLAS J. PEPE, to me known and known to me to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same as the Managing Member of Westchester One LLC.



                                 /s/ Lisa Ditrio     [STAMP APPEARS HERE]
                                 ------------------------------
                                 Notary Public

STATE OF NEW YORK     )
                      )  SS.:
COUNTY OF WESTCHESTER )

                 On this 10th day of November, 1997 before me personally came Ernie Godshalk, to me known, who, being by me duly sworn, did depose and say that he resides, at 445 Hamilton Ave._________, that he is the CFO of Prodigy Services Corporation described in and which executed the above instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation and that he signed his name thereto by like order.

                                  /s/ Howard L. Uffer
                                  ---------------------------
                                  Notary Public


                                     [STAMP APPEARS HERE]

                                   EXHIBIT A
                                   ---------

Insert floor plan for space on Lower Level 3


                              [MAP APPEARS HERE]